                                                               EXECUTED ORIGINAL

                                 PURCHASE AGREEMENT

                           Dated as of February 26, 2000

                                      between

                         OUTSOURCING SERVICES GROUP, INC.,
                              a Delaware Corporation,
                                        and

                    THE SUSAN L. PURKRABEK SMALL BUSINESS TRUST
                         an Electing Small Business Trust,

                      THE DAVID G. KNUST  SMALL BUSINESS TRUST
                         an Electing Small Business Trust,

                                   K.P. PROPERTIES
                            an Ohio General Partnership

                                 SUSAN L. PURKRABEK

                                        and

                                   DAVID G. KNUST

                                 Regarding the Sale

                                   of all of the

                               Issued and Outstanding

                               Shares of Common Stock

                                         of

                      PRECISION PACKAGING AND SERVICES, INC.,

                                an Ohio Corporation,

                                    and Certain

                                   Related Assets



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                                  TABLE OF CONTENTS

TABLE OF SCHEDULES AND EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE I
          PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          1.1  Purchase and Sale of the Shares.. . . . . . . . . . . . . . . . . . .8
          1.2  Purchase Price for the Shares and Related Assets. . . . . . . . . . .8
          1.3  Purchase and Sale of the Related Assets.. . . . . . . . . . . . . . .9
          1.4  Payment of the Base Consideration; Escrow.. . . . . . . . . . . . . .9
          1.5  Adjustments to the Base Consideration.  . . . . . . . . . . . . . . 10
          1.6  Closing and Effective Date. . . . . . . . . . . . . . . . . . . . . 16
          1.7  Deliveries at the Closing.. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF SELLERS. . . . . . . . . . . . . . . . 20
          2.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          2.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          2.3  No Conflict.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          2.4  Capitalization; No Subsidiaries.. . . . . . . . . . . . . . . . . . 23
          2.5  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 24
          2.6  Absence of Certain Facts or Events. . . . . . . . . . . . . . . . . 25
          2.7  Property, Leases and Liens. . . . . . . . . . . . . . . . . . . . . 27
          2.8  Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . 28
          2.9  Permits and Authorizations. . . . . . . . . . . . . . . . . . . . . 30
          2.10 No Violations.. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          2.11 Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          2.12 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          2.13 Proprietary Information and Rights. . . . . . . . . . . . . . . . . 33
          2.14 Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . 34
          2.15 Employment Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          2.16 Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . 37
          2.17 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
          2.18 No Unlawful Contributions . . . . . . . . . . . . . . . . . . . . . 40
          2.19 No Insider Transactions . . . . . . . . . . . . . . . . . . . . . . 40
          2.20 Accounts Receivable; Customers. . . . . . . . . . . . . . . . . . . 41
          2.21 Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          2.22 Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          2.23 Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          2.24 No Finders or Brokers . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . 43
          3.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          3.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          3.3  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44


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          3.4  [Intentionally deleted] . . . . . . . . . . . . . . . . . . . . . . 45
          3.5  [Intentionally deleted] . . . . . . . . . . . . . . . . . . . . . . 45
          3.6  [Intentionally deleted] . . . . . . . . . . . . . . . . . . . . . . 45
          3.7  Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . 45
          3.8  No Finders or Brokers . . . . . . . . . . . . . . . . . . . . . . . 45
          3.9  Environmental Report. . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE IV
          COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          4.1  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . 46
          4.2  Delivery of Financial Statements. . . . . . . . . . . . . . . . . . 47
          4.3  Fulfillment of Conditions . . . . . . . . . . . . . . . . . . . . . 47
          4.4  Hart Scott Rodino . . . . . . . . . . . . . . . . . . . . . . . . . 48
          4.5  Buyer's Access to Records and Inspection Rights . . . . . . . . . . 48
          4.6  Operation in Ordinary Course. . . . . . . . . . . . . . . . . . . . 48
          4.7  Post-Closing Access by Sellers. . . . . . . . . . . . . . . . . . . 51
          4.8  Section 338(h)(10) Election . . . . . . . . . . . . . . . . . . . . 52
          4.9  Termination of Affiliate Relationships. . . . . . . . . . . . . . . 53
          4.10 Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          4.11 Environmental Insurance . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE V
          CONDITIONS OF CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . 54
          5.1  Conditions to the obligations of Buyer. . . . . . . . . . . . . . . 54
          5.2  Conditions of Obligations of Sellers. . . . . . . . . . . . . . . . 56

ARTICLE VI
          CLOSING DATE AND TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . 58
          6.1  Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE  VII
          INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
          7.1  Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . 58
          7.2  Indemnification by Buyer. . . . . . . . . . . . . . . . . . . . . . 66
          7.3  Survival of Representations and Warranties; Reliance. . . . . . . . 67
          7.4  Payments from Escrow. . . . . . . . . . . . . . . . . . . . . . . . 68
          7.5  Effect of Insurance Proceeds on Indemnification Claims. . . . . . . 68
          7.6  Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

ARTICLE  VIII
          MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
          8.1  Further Actions . . . . . . . . . . . . . . . . . . . . . . . . . . 69
          8.2  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
          8.3  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 70
          8.4  Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . . . 70
          8.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70


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          8.6  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
          8.7  Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
          8.8  Waivers and Amendments. . . . . . . . . . . . . . . . . . . . . . . 73
          8.9  Third Party Rights. . . . . . . . . . . . . . . . . . . . . . . . . 73
          8.10 Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . 73
          8.11 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

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

                           TABLE OF SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 2.1        Organization
Schedule 2.2        Authorization
Schedule 2.3        No Conflict
Schedule 2.4        Capitalization; No Subsidiaries
Schedule 2.5        Financial Statements
Schedule 2.6        Absence of Certain Facts or Events
Schedule 2.7        Property, Leases and Liens
Schedule 2.8        Contracts and Commitments
Schedule 2.9        Permits and Authorizations
Schedule 2.10       No Violations
Schedule 2.11       Proceedings
Schedule 2.12       Insurance
Schedule 2.13       Proprietary Information and Rights
Schedule 2.14       Employee Benefits Plans; ERISA
Schedule 2.15       Employment Laws
Schedule 2.16       Environmental Laws
Schedule 2.17       Taxes
Schedule 2.18       No Unlawful Contributions
Schedule 2.19       No Insider Transactions
Schedule 2.20       Accounts Receivable
Schedule 2.21       Inventories
Schedule 2.22       Bank Accounts
Schedule 2.23       Warranties
Schedule 2.24       No Finders or Brokers
Schedule 3.3        No Conflict
Schedule 4.3        Fulfillment of Conditions
Schedule 4.6        Operations in Ordinary Course
Schedule 5.1        Buyer Consents

EXHIBITS

Exhibit 1.2(b)      Allocations
Exhibit 1.5(a)      Reference Working Capital
Exhibit 1.5(j)      Contingent Consideration Upon Triggering Event
Exhibit 1.7(a)(vi)  Opinion of Dinsmore & Shohl LLP
Exhibit 1.7(a)(xviii)    Warehouse Lease
Exhibit 1.7(d)(i)   Escrow Agreement
Exhibit 1.7(d)(ii)  Transition Agreement of Susan L. Purkrabek
Exhibit 1.7(d)(iii) Transition Agreement of David G. Knust
Exhibit 1.7(b)(iv)  Opinion of Paul, Hastings, Janofsky & Walker LLP
Exhibit 1.7(e)(ii)  Title to Vehicles
Exhibit 4.1(a)      Confidentiality Agreement


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Exhibit 4.8         Schedule of Values

     THIS PURCHASE AGREEMENT (the "Agreement") is made as of the 26th day of February, 2000 among OUTSOURCING SERVICES GROUP, INC., a Delaware corporation ("Buyer"), PRECISION PACKAGING AND SERVICES, INC., an Ohio corporation ("the Company"), THE SUSAN L. PURKRABEK SMALL BUSINESS TRUST, an electing small business trust created under that certain Trust Agreement dated May 1, 1998 (the "Purkrabek SBT"), THE DAVID G. KNUST SMALL BUSINESS TRUST, an electing small business trust created under that certain Trust Agreement dated May 1, 1998 (the "Knust SBT") (the Purkrabek SBT and the Knust SBT are sometimes referred to hereinafter collectively as the "Trusts"), K.P. PROPERTIES, an Ohio general partnership ("K.P. Properties"), and SUSAN L. PURKRABEK ("Purkrabek") and DAVID
G. KNUST ("Knust"), both of whom are Ohio residents (the Trusts, K.P. Properties, Purkrabek and Knust are sometimes referred to hereinafter collectively as "Sellers" or individually as "Seller").

     WHEREAS certain terms are defined in the Appendix attached hereto;

     WHEREAS, the Trusts own all of the issued and outstanding shares of common stock of the Company (the "Shares");

     WHEREAS, K.P. Properties owns certain real property located at 801 Garver Road, Monroe, Ohio, which is leased to the Company;

     WHEREAS, Sellers desire to sell all of the issued and outstanding shares of all common stock of the Company, K.P. Properties desires to sell the related real property which is leased to the Company, and Buyer desires to purchase the foregoing shares of common stock and related real property.

     NOW THEREFORE, in consideration of the mutual representations, warranties, terms, conditions and covenants contained herein, the parties agree as follows:



                                          7

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                                     ARTICLE I

                                 PURCHASE AND SALE

     1.1  PURCHASE AND SALE OF THE SHARES.

          Sellers agree to sell and transfer to Buyer and Buyer agrees to purchase from Sellers, respectively, the Shares, constituting all of the issued and outstanding shares of capital stock of the Company.

     1.2  PURCHASE PRICE FOR THE SHARES AND RELATED ASSETS.

          (a) Subject to the adjustments provided in SECTION 1.5 hereof, the aggregate purchase price for the Shares and the Related Assets is the sum of (i) the Base Consideration; and (ii) the Contingent Consideration, if any, as provided in SECTION 1.4 hereof.

          (b) Both the Base Consideration and the Contingent Consideration shall be paid to Sellers and K.P. Properties in accordance with the allocations set forth on EXHIBIT 1.2(b) attached hereto.

          (c) Buyer agrees to pay to Sellers, as additional consideration for the Shares hereunder, up to $1,000,000, in the aggregate, of any Assumed Tax Liability (as defined in Appendix A) in connection with the Election. The fact that the actual tax liability due to the Election is offset by a capital loss, net operating loss or other tax asset of the Sellers shall not be considered in
determining the Assumed Tax Liability.   Sellers shall provide Buyer, prior to
the filing thereof, with a copy of Seller's returns including the Election, together with a statement of the Assumed Tax Liability related to the Election and due with such returns which has been prepared in good faith and is consistent with such return. Buyer shall pay Sellers the amount of the Assumed Tax Liability due with such returns in immediately available funds within three business days of receipt of such returns in filed form and such statement. If for any reason (except fraud in the preparation of Sellers' tax


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returns) Sellers are subsequently required to pay additional amounts of Assumed
Tax Liability, Buyer shall pay such amounts to Sellers, provided such additional payment(s) would not cause the total amounts paid pursuant to this SECTION 1.2 to exceed $1,000,000, in immediately available funds within three business days of receipt of Sellers' statement of such additional Assumed Tax Liability, accompanied by evidence of filing all required documents and payment or satisfaction of the amount claimed.

     1.3  PURCHASE AND SALE OF THE RELATED ASSETS.

          (a) K.P. Properties agrees to sell and transfer to Buyer (or to the Company as Buyer's designee) and Buyer agrees to purchase or cause the Company to purchase the Real Property, free and clear of Encumbrances except Permitted Encumbrances; and

          (b) K.P. Properties will pay the transfer taxes arising in connection with the sale of the Real Property. Buyer will arrange and pay for any title insurance commitment or insurance and survey with respect to the Real Property that it elects to obtain.

     1.4  PAYMENT OF THE BASE CONSIDERATION; ESCROW.

          (a) At the Closing, Buyer will pay to Sellers and K.P. Properties, in accordance with the allocations set forth on EXHIBIT 1.2(b) attached hereto, the
Base Consideration for the Shares and Related Assets, less the sum of   (i)
$500,000 (the "Working Capital Escrow"), which amount will be placed in escrow with The Fifth Third Bank (the "Escrow Agent") to be held and invested in accordance with the escrow agreement attached hereto as EXHIBIT 1.7(d)(i) (the " Escrow Agreement"), (ii) $500,000 (the "EBITDA Escrow"), which amount will be placed in escrow with the Escrow Agent to be held and invested in accordance with the Escrow Agreement and (iii) $2,000,000 (the "Indemnification Escrow"), which amount will be placed in escrow with the Escrow Agent to be held and invested in accordance with the Escrow Agreement.


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          (b)  Buyer will deliver to the Escrow Agent, (i) $500,000 in immediately available funds at Closing to fully fund the Working Capital Escrow,
(ii) $500,000 in immediately available funds at Closing to fully fund the EBITDA Escrow and (ii) $2,000,000 in immediately available funds at Closing to fully fund the Indemnification Escrow.

     1.5  ADJUSTMENTS TO THE BASE CONSIDERATION.

          (a) The Base Consideration shall be adjusted, upward or downward, on a dollar-for-dollar basis, to the extent the Company's Effective Date Working Capital is higher or lower than the reference working capital as calculated and described on EXHIBIT 1.5 (a) ("Reference Working Capital"). Within 10 business days after the Effective Date, Sellers shall provide to Buyer a written statement of the Company's Effective Date Working Capital (the "Effective Date
Working Capital Statement").   If Buyer disputes or disagrees with the Effective
Date Working Capital Statement, Buyer shall send Sellers a written statement within 10 business days of receipt of the Effective Date Working Capital Statement, setting forth in reasonable detail, the items and basis for such disagreement. If Buyer does not send such a statement within such period, the Effective Date Working Capital Statement shall be deemed accepted and agreed upon and the Base Consideration shall be adjusted upward or downward, accordingly. If Buyer does timely dispute such Effective Date Working Capital Statement and Sellers and Buyer cannot resolve such dispute within 10 business days after receipt of Buyer's statement of dispute, then such dispute shall be submitted to a mutually agreeable, independent, nationally recognized certified public accounting firm. Such accounting firm shall review the Effective Date Working Capital Statement, and the items in dispute and shall render its determination as to Effective Date Working Capital, determined in accordance with the terms herein and as provided herein based solely on the written submissions of Buyer and Sellers and their respective accounting firms, provided that either party and their respective representatives may meet with, or discuss such written submissions and/or supply copies of documents to, such accounting firm, provided the other party is given notice of and an opportunity to participate in such meeting or discussion. The determination of the Effective Date Working Capital by such accounting firm shall be final and binding on the parties hereto. The costs of such accounting firm shall be borne equally by Sellers and Buyer. Sellers and Buyer agree to cooperate with each other and any third accounting firm retained in connection with any such dispute, including giving each other and their respective accounting firms access to books and records, including the work papers of Buyer's auditors. After the Effective Date Working Capital Statement is final, including the resolution of any dispute, to the extent Reference Working Capital exceeds Effective Date Working Capital by less than $500,000, an amount equal to such excess, together with earnings on such portion of the funds held in the Working Capital Escrow shall be paid to Buyer from the Working Capital Escrow and the balance of any amounts held in the Working Capital Escrow and any earnings thereon shall be distributed to Sellers. To the extent Reference Working Capital exceeds Effective Date Working Capital by more than $500,000, the first $500,000 of such excess shall be distributed from the Working Capital Escrow to Buyer together with all earnings on the funds in the Working Capital Escrow in accordance with the Escrow Agreement and Sellers shall promptly pay to Buyer in immediately available funds, the balance (over $500,000) of such excess. After the Working Capital Statement is final, including the resolution of any dispute, to the extent Effective Date Working Capital exceeds Reference Working Capital, such excess, shall be paid by Buyer, in immediately available funds, to Sellers in accordance with their percentage ownership set forth in
SECTION 1.2(b) hereof and all amounts held in the Working Capital Escrow, including all earnings, shall be distributed to Sellers.


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

          (b)  At Closing, Sellers shall furnish Buyer a written statement of
(i) the amount of Cash and Funded Debt of the Company as of the Effective Date; and (ii) the amount of all capital expenditures of the Company and K.P. Properties from February 1, 2000, through the Effective Date (as defined in
SECTION 1.6).

          [(c) This section intentionally left blank]

          (d) Within 45 days after Closing with respect to the FYE 1999 Report and 45 days after December 31, 2000 with respect to the FYE 2000 Report, respectively, Buyer agrees to deliver to Sellers the "FYE 1999 Report" and "FYE 2000 Report" which shall include: (i) audited balance sheets, income statements and statements of changes in cash flow, with respect to the Company, certified by Deloitte & Touche LLP, for the 12-month period ending December 31, 1999 ("FYE 1999") and December 31, 2000 (FYE 2000"), (ii) statements of EBITDA for the FYE 1999 and FYE 2000 with respect to the Company, (iii) statements of Adjusted EBITDA for the FYE 1999 and FYE 2000 with respect to the Company, in each case setting forth the adjustments in calculating EBITDA and Adjusted EBITDA in accordance with the terms of this Agreement, and (iv) a claim for the amount due, if any, to Buyer or the amount, if any, due Sellers, pursuant to SECTION 1.5(e) for FYE 1999 and the amounts, if any, due to Sellers pursuant to SECTION 1.5(f) with respect to FYE 2000.

          (e) If Adjusted EBITDA for the FYE 1999 is less than $9,000,000, the Base Consideration shall be adjusted downward by an amount equal to such shortfall multiplied by a factor of 4 (the "1999 EBITDA Shortfall"). Any 1999 EBITDA Shortfall up to $500,000 together with earnings on such portion of the funds held in the EBITDA Escrow shall be promptly paid to Buyer from the EBITDA Escrow and the balance of any amounts held in the EBITDA Escrow and any earnings thereon shall be distributed to Sellers allocated as shown on EXHIBIT 1.2(b). Any such 1999 EBITDA Shortfall in excess of $500,000 shall be promptly paid to Buyer by Sellers in

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immediately available funds.  If Adjusted EBITDA for FYE 1999 is in excess of
$9,000,000, but equal to or less than $9,500,000, the Base Consideration shall be adjusted upward by an amount equal to such excess multiplied by a factor of 4 (the "EBITDA Excess"), which amount Buyer shall promptly pay Sellers, and all amounts in the EBITDA Escrow, together with all earnings thereon, shall be distributed to Sellers allocated as shown on EXHIBIT 1.2(b). To the extent that Adjusted EBITDA for 1999 exceeds $9,500,000, no adjustment for such excess over $9,500,000 shall be made to the Base Consideration and no amount shall be payable to Sellers as a result thereof, and the EBITDA Escrow, together with all earnings thereon, shall be immediately distributed to Sellers allocated as shown on EXHIBIT 1.2(b).

          (f) If Adjusted EBITDA for FYE 2000 exceeds the lesser of Adjusted EBITDA for FYE 1999 or $9,500,000, then consideration in addition to the Base Consideration shall be payable to Sellers (the "Contingent Consideration"). The Contingent Consideration shall equal the excess of FYE 2000 Adjusted EBITDA over the lesser of FYE 1999 Adjusted EBITDA and $9,500,000 multiplied by a factor of
4. If Adjusted EBITDA for FYE 2000 is less than the lesser of Adjusted EBITDA for FYE 1999 or $9,500,000, then no additional consideration shall be payable to Sellers and no adjustment shall be made in the Base Consideration as a result of such shortfall and no amount shall be payable to Buyer as a result thereof. Any Contingent Consideration due Sellers shall be promptly paid by Buyer in immediately available funds, allocated as shown on EXHIBIT 1.2(b).

          (g)  To the extent any amount is due Buyer or Sellers pursuant to
SECTION 1.5(e) or due Sellers pursuant to SECTION 1.5(f), and the party owing such amount has not paid the other party at least 80% of the amount finally determined to be due on or before 45 days after Closing or March 1, 2001, respectively, in accordance with the terms of this Agreement, then the party owing

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such balance shall also pay interest, at the prime rate charged by The Fifth
Third Bank, Cincinnati, Ohio on the difference between the amount paid and the amount ultimately found to be due from the Closing Date or December 31, 2000, as applicable, to the date of payment.

          (h) If Sellers dispute or disagree with either the FYE 1999 Report or the FYE 2000 Report, Sellers shall send Buyer a written statement within 30 days of receipt of such report, setting forth in reasonable detail the items and basis for such disagreement. If Sellers do not, in either case, send such a statement within such period, the FYE 1999 Report and FYE 2000 Report, respectively, shall be deemed accepted and agreed upon and the amounts due Buyer or Sellers, as the case may be, shall be promptly paid, together with accrued interest as provided in SECTION 1.5(g), in immediately available funds. If Sellers timely dispute either the FYE 1999 Report or the FYE 2000 Report and Sellers and Buyer cannot resolve such dispute within 30 days after receipt of Sellers' statement of dispute, then such dispute shall be submitted to a mutually agreeable, independent, nationally recognized certified public accounting firm. Such accounting firm shall review the disputed report(s) and the items in dispute and shall render its decision as to the amount(s) payable to Buyer or Sellers, in accordance with the terms of the Agreement, with respect to the FYE 1999 Report and/or the FYE 2000 Report. The determination of such amount(s) by such accounting firm shall be made based solely on the written submissions of the parties and their respective accounting firms, provided that either party and their representatives may meet with, or discuss such written submissions and/or supply copies of documents to such accounting firm, provided the other party is given notice of and an opportunity to participate in such meeting or discussion. The determination by such accounting firm shall be final and binding on the parties hereto. The costs of such third accounting firm shall be borne equally by Sellers and Buyer. Buyer agrees to give Sellers and their accountants reasonable access to the books and records of the

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Company and/or the business operations related thereto, together with the work papers of Buyer's accountants related thereto. Buyer and Sellers agree to cooperate with each other and any third accounting firm, including giving each other and their respective accounting firms access to books and records, including the work papers of Buyer's auditors.

          (i) Buyer covenants and agrees with Sellers that through December 31, 2000, Buyer (i) will operate the Company (for the purposes of this SECTION 1.5, the Company shall mean the existing Company and/or any business, division or unit that succeeds to the business and operations of the Company) in the ordinary course and consistent with past practices of Sellers, in all material respects, (ii) will take all necessary actions to enable Buyer to accurately determine and report to Sellers 1999 Adjusted EBITDA and 2000 Adjusted EBITDA in accordance with the terms of this Agreement, (iii) will not divert any business, sales or opportunities from the Company, (iv) will not file a voluntary petition in bankruptcy, suffer an involuntary filing of bankruptcy, or seek or suffer a reorganization, receivership, liquidation or other similar event or proceeding , and (v) will not permit the Company or any entity within which the business or operations of the Company are included to file a voluntary petition in bankruptcy, suffer an involuntary filing of bankruptcy, or seek or suffer a reorganization, receivership, liquidation or other similar event or proceeding.

          (j) In the event that, on or before the date on which the Contingent Consideration is paid to Sellers, Buyer transfers, sells, disposes, or otherwise engages in (which for the purposes of this Agreement shall mean substantially consummates or closes such a transaction), a sale of substantially all of the assets of the Company or the Buyer or a sale of stock, exchange, merger, consolidation or other reorganization in which more than 50% of the voting securities or control of the Company or the Buyer is transferred to persons not presently entitled to name a majority of Buyer's directors (each a "Triggering Event"), then in lieu of the Contingent Consideration to be paid to Sellers as determined pursuant to SECTION 1.5(f), Buyer shall pay the Trusts, on the date of such transfer, sale or other disposition, in immediately available funds, the amount determined using the procedures set forth on
Schedule 1.5(j). The parties agree that such payment is not a penalty and that using such procedures represents a reasonable estimate of the effects of such a transfer, sale or other disposition upon the calculation of the Contingent Consideration, the management of the Company or other related matters that could reasonably impact such calculation.

     1.6  CLOSING AND EFFECTIVE DATE.

          (a) The closing of the sale and purchase of the Shares and the Related Assets (the "Closing") shall take place at 10:00 A.M. on February 29, 2000 (the "Closing Date"), at the Cincinnati offices of Dinsmore & Shohl LLP, or at such other time or place as shall be mutually agreed to in writing by the parties.

          (b) The effective date (the "Effective Date") of the transactions contemplated hereby shall be February 26, 2000 and for the purposes of calculating Cash and Effective Date Working Capital, all such accounting shall be determined as of February 26, 2000.

     1.7  DELIVERIES AT THE CLOSING.

          At the Closing:

          (a) Sellers, K.P. Properties, Purkrabek and Knust, and the Company, as appropriate, shall deliver or cause to be delivered to Buyer:

               (i) certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank, and otherwise in form acceptable for transfer on the books of the Company and any documents that are necessary for the transfer to Buyer of good title to the Shares free of Encumbrances, with any requisite transfer tax or stamps attached or provided for;

               (ii) a copy of the Articles of Incorporation of the Company with all amendments thereto and a long form certificate of good standing for the State of Ohio and each state where the Company is qualified to do business as a foreign corporation, each of which shall be certified as of a date within 20 days prior to the Closing Date by the Secretary of State of the states of incorporation and qualification;

               (iii) a copy of the Regulations of the Company as amended through the time of the Closing, certified by the Secretary of the Company;

               (iv) a certified copy of corporate, trust-related and partnership resolutions and other proceedings taken by Sellers, the board of directors of the Company, K.P. Properties and the respective trusts, authorizing the execution, delivery and performance of this Agreement, the transactions contemplated hereby and all actions necessary or desirable hereunder;

               (v) a certificate signed by Sellers to the effect that all of the representations and warranties of Sellers are true and correct in all material respects as of the Closing Date, and that Sellers have performed all of the covenants to be performed by Sellers as of the Closing, except where any such breach or non-performance has been waived by Buyer;

               (vi) the opinion of Dinsmore & Shohl LLP, counsel for Sellers and the Company, dated as of the Closing Date, in the form attached hereto as EXHIBIT 1.7(a)(vi);

               (vii) a certificate of incumbency of the officers of the Company as of the Closing;

               (viii) evidence of authority of the person executing the Agreement on behalf of K. P. Properties;

               (ix)      the minute book and stock record book of the Company;

               (x) all books and records of the Company which have been requested by Buyer;

               (xi) the resignations of such members of the Board of Directors and officers of the Company as Buyer may request;

               (xii)     a general warranty deed to the Real Property;

               (xiii) evidence of transfer of title, free and clear of Encumbrances to the personal property listed on SCHEDULE 2.7 (c);

               (xiv)     [intentionally deleted]

               (xv) evidence of termination of any of the leases between Purkrabek and Knust and the Company regarding the personal property listed on
SCHEDULE 2.7 (c);

               (xvi) a termination of the buy-sell/shareholder agreement between Sellers and the Company dated November 2, 1987;

               (xvii) immediately available funds in repayment in full of any debts, liabilities or expenses of K.P. Properties and Purkrabek and Knust due the Company including but not limited to prorated rent, real property taxes and assessments, personal property taxes and any other prorated costs or liabilities with respect to the Real Property and the Personal Property;

               (xviii)   the executed lease for warehouse space located at 1025
Reed Road, Monroe, Ohio, in the form of Exhibit 1.7(a)(xviii); and

               (xix) all other previously undelivered documents, instruments, and writings required to be delivered to Buyer by Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

          (b)  Buyer shall deliver to Sellers and K.P. Properties, respectively:

               (i) immediately available funds in an amount equal to the Base Consideration, less the sum of (x) $500,000, for funding of the Working Capital Escrow, (y) $500,000, for funding of the EBITDA Escrow and (z) $2,000,000, for funding of the Indemnification Escrow, payable to Sellers in accordance with their respective percentage ownership set forth in SECTION 1.2 hereof;

               (ii) certified copies of the resolutions of the Board of Directors of Buyer, authorizing the execution, delivery and performance of this Agreement and all actions necessary or desirable hereunder;

               (iii) a certificate signed by the President or a duly authorized Vice President of Buyer to the effect that all of the representations and warranties of Buyer are true and correct in all material respects as of the Closing and that Buyer has performed all of the covenants to be performed by Buyer as of the Closing, except where any such breach or non-performance has been waived by Sellers;

               (iv) the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for Buyer, dated as of the Closing Date, in the form attached hereto as
EXHIBIT 1.7(b)(iv); and

               (v) all other previously undelivered documents, instruments and writings required to be delivered to Sellers by Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

          (c)  Buyer shall deliver to the Escrow Agent:

               (i) $500,000 in immediately available funds to be placed in the Working Capital Escrow;

               (ii) $500,000 in immediately available funds to be placed in the EBITDA Escrow; and

               (iii) $2,000,000 in immediately available funds to be placed in the Indemnification Escrow.

          (d)  Buyer and Sellers shall execute and deliver to each other:

               (i)    the escrow agreement in the form of EXHIBIT 1.7(d)(i);

               (ii) the transition agreement of Susan L. Purkrabek in the form of EXHIBIT 1.7(d)(ii) attached hereto; and

               (iii)  the transition agreement of David G. Knust in the form of
     EXHIBIT 1.7(d)(iii) attached hereto.

          (e) The Company shall deliver to K.P. Properties and Purkrabek and Knust, respectively:

               (i) title to the vehicles listed on EXHIBIT 1.7(e)(i) attached hereto; and

               (ii) immediately available funds in payment of any amounts for prorated rent, real property taxes and assessments, personal property taxes and any other prorated costs or liabilities with respect to the Real Property and the Personal Property; and

                                     ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as previously disclosed by Sellers to Buyer in writing in the disclosure schedule attached hereto (the "Disclosure Schedule") which identifies the specific sections (except where the nature of such disclosure clearly identifies that such disclosure is also applicable to another section, whether or not cross-referenced) to which each such disclosure relates, the Company and Sellers hereby represent and warrant to Buyer, as follows:

     2.1  ORGANIZATION.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on SCHEDULE 2.1, which constitute all jurisdictions in which such qualification is necessary under the applicable law as a result of the conduct of the Company's business, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business or operations of the Company.

     2.2  AUTHORIZATION.

          The execution and delivery of this Agreement by the Company, K.P. Properties, the Purkrabek SBT and the Knust SBT, respectively, and the performance of their respective obligations hereunder have been duly authorized by the directors and the shareholders of the Company and no other action or approval by the Company, the Trusts or K.P. Properties is necessary for the execution, delivery or performance of this Agreement by the Company, the Trusts and K.P. Properties. This Agreement has been duly executed and delivered by the Company, Sellers, the Trusts and K.P. Properties and is a valid and binding obligation of the Company, Sellers, the Trusts and K.P. Properties, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

     2.3  NO CONFLICT.

          Neither the execution and delivery of this Agreement by the Company or Sellers nor the consummation of the transactions contemplated hereunder nor the fulfillment by the Company or Sellers of any of its terms will:

          (a) conflict with or result in a breach by the Company or Sellers of, or constitute a default under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or breach of, or give a right to terminate or cancel under, any of the terms, conditions or provisions of (i) any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement involving $50,000 or more, or any other material contract, arrangement or agreement to which Company or any Seller is a party or to which any material portion of the assets of Company is subject, provided that sales or purchase orders will only be deemed material if they relate to a customer or supplier whose 1998 volume of business with the Company was $100,000 or more,
(ii) the Articles of Incorporation or Regulations of the Company, the partnership agreement of K.P. Properties or the trust agreements of the Trusts, or (iii) any judgment, order, writ, injunction, decree or demand of any Governmental Entity which materially affects any Seller, the Company, the Real Property, or is likely to materially adversely affect the Company's ability to conduct its business, own or convey its assets or own and operate the Real Property after the Closing;

          (b) result in the creation or imposition of any lien, charge or other Encumbrance of any nature whatsoever upon the Real Property, the Personal Property or any material assets of the Company or which materially affects the Company's ability to conduct its business as conducted prior to the date of this Agreement or own and operate the Real Property and the Personal Property after the Closing; or

          (c) cause a loss or materially adverse modification of any permit, license, or other authorization granted by any nation or any state, commonwealth, territory and all courts, departments, commissions, boards, bureaus or instrumentalities of any of the foregoing (a "Governmental Entity") to or otherwise held by the Company or affecting the Real Property and the Personal Property.

          Except for this Agreement and any agreement to be terminated at Closing and identified on Schedule 2.3, neither the Sellers nor the Company has any legal obligation, absolute or contingent, to any other individual, corporation, partnership, joint venture, trust or other entity ("Person") to sell any capital stock or other ownership interest in the Company, or the business or any material assets of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

     2.4  CAPITALIZATION; NO SUBSIDIARIES.

          (a) The Company's authorized capital stock consists only of 750 shares of common stock, no par value, of which only the Shares as set forth and defined in SECTION 1.1 are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants or other rights to acquire, or any securities or obligations convertible into or exchangeable for, any shares of the capital stock of Company which have been issued or granted by or are binding upon Sellers, the Company or other Persons. The Trusts are the record and beneficial owners, respectively, of the Shares, free and clear of all liens, mortgages, pledges, security interests, charges or encumbrances of any kind, including any conditional sale or other title retention agreement or agreement with respect to any of the foregoing ("Encumbrances"). The delivery to Buyer at Closing of certificates evidencing the Shares will convey and transfer to Buyer good and marketable title to all capital stock of the Company, free and clear of restrictions or conditions to transfer or assignment (other than restrictions on transfer imposed by federal or state securities laws) and free and clear of all defects of title or Encumbrances.

          (b) The Company does not own or control, directly or indirectly, 50% or more of the voting securities or other ownership interests of any Person or have the right by contract to control any other Person.

     2.5  FINANCIAL STATEMENTS.

          (a) The Company has delivered to Buyer the audited balance sheets of the Company at December 31, 1997, December 31, 1998, and September 30, 1999 and the related statements of income and retained earnings and cash flows for the fiscal periods then ended, accompanied by the unqualified opinion of Deloitte & Touche, all of which balance sheets and related statements (i) were prepared in accordance with GAAP consistently applied as at the dates and for the periods covered thereby, and (ii) present fairly in all material respects the financial position and results of operations and cash flows of the Company as of the dates and for the periods then ended. The foregoing audited balance sheets and related statements are collectively referred to hereinafter as the "Financial Statements". The Financial Statements are attached hereto as SCHEDULE 2.5.

          (b) The Financial Statements at December 31, 1998 and September 30, 1999 do not contain any items of extraordinary income as defined in the FASB current text accounting standards.

          (c) The Company had no direct or indirect liabilities or obligations, either accrued, contingent or otherwise as of December 31, 1999 or September 30, 1999 which, individually or in the aggregate, are material to the Company or involve a transaction value exceeding $50,000, and which have not been reflected in the balance sheet as of such date.

          (d) The Company has maintained, in all material respects, complete and accurate books and records, including financial records, of all its material corporate transactions or proceedings or has otherwise made written disclosures to Buyer of such matters.

     2.6  ABSENCE OF CERTAIN FACTS OR EVENTS.

          Except as listed on SCHEDULE 2.6, since September 30, 1999 there has not been:

          (a) any material adverse change in (i) the financial condition of the Company from that shown on the September 30, 1999 balance sheet, or (ii) the results of operations of the Company from that shown in the statements of operations and cash flows of the Company for the 9 month period ended September 30, 1999;

          (b) any damage, destruction or loss to the tangible or, to the best of Sellers' knowledge, intangible assets of the Company, or the Real Property, whether covered by insurance or not, involving losses or assets in excess of $50,000;

          (c) any hiring of new key employees or officers whose annual compensation exceeds $40,000, any amendment to or entering into of any employment agreements or any increase in the compensation payable or to become payable by the Company to any employee, officer or director whose 1998 annual remuneration exceeded $40,000, or in the coverage or benefits under any bonus, insurance, pension or other benefit plan or arrangement (excluding annual length-of-service and similar adjustments to the benefits of individual participants);

          (d) any issuance of capital stock of the Company or options or rights to acquire capital stock of the Company, any redemption or repurchase of outstanding shares of capital stock of the Company, any declaration, setting aside or except as set forth in SCHEDULE 2.6(d), payment of any dividend or distribution thereon, any stock split or reverse stock split, any merger of the Company with any Person, any purchase or other acquisition by the Company of capital stock or other interest in any other Person, any purchase or other acquisition by the Company of all or substantially all of the business or assets of any other Person, any transfer or sale of a substantial portion of the Company's business or assets or of the Real Property or the Personal Property to any Person, any transaction between the Company and Sellers or her or his Affiliates (as defined hereinafter), or any agreement to take any such actions;

          (e) any sale, assignment, modification or transfer (or negotiation of any of the foregoing) of any contractual rights, claims or other assets of the Company valued at more than $25,000 individually, or more than $100,000 in the aggregate, other than changes to sales or purchase orders in the ordinary course of business consistent with past practice;

          (f) any mortgage, pledge, or other lien placed on the Company assets to secure debt, or any other encumbrance placed on assets of the Company or the Real Property which would prevent or materially limit the use, modification or sale of an asset valued at $50,000 or more;

          (g) the incurrence of any obligation or liability of the Company as a result of borrowed money (except pursuant to existing credit agreements) or any capital expenditure in either case, in excess of $25,000;

          (h) any failure to pay or perform any obligation of the Company involving more than $50,000 as, when and to the extent due other than pursuant to a good faith defense or right of setoff;

          (i) any intentional or, to the knowledge of Sellers or the Company, other waiver of any rights in excess of $50,000 in value to the Company or K.P. Properties or any amendment or termination of the Articles of Incorporation or Regulations of the Company or the partnership agreement of K.P. Properties or any amendment, waiver or termination of any agreement to which the Company or K.P. Properties is a party which materially adversely affects, or is reasonably likely to materially adversely affect, the Company's results of operations or its financial condition or the properties of K.P. Properties;

          (j) any material transaction entered into or consummated by the Company or by any Seller with respect to the Real Property or the Personal Property, except in the ordinary course of business consistent with past practice;

          (k) any material addition to or modification of the benefit plans of the Company or other arrangements or practices affecting personnel of the Company (other than extensions of coverage thereunder to employees of the Company who became eligible after December 31, 1998 in accordance with the terms of such benefit plans, or otherwise in the ordinary course or business);

          (l) any Tax (defined hereinafter) election or the settlement or compromise of any Tax claims;

          (m) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates, capitalization policies, revenue recognition and collection policies) of the Company;

          (n)  material revaluation by the Company of any of its assets; or

          (o)  any commitment to do any of the foregoing.

     2.7  PROPERTY, LEASES AND LIENS.

          (a) SCHEDULE 2.7(a) hereto accurately sets forth as of December 31, 1999 (i) all owned or leased real properties and all items of equipment and other personal property of the Company having an individual value in excess of $ 5,000 which are owned by the Company or used in or necessary for the conduct of the Company's business in accordance with past practice and as currently conducted and (ii) the Real Property and all items of personal property having an individual value in excess of $5,000 (the Company assets including any personal property owned by Purkrabek and Knust transferred to the Company prior to Closing, and the Real Property being collectively referred to as the "Properties") and contains with respect to each of the Properties a list of (i) all leases, franchises and similar agreements providing for payments in excess of $25,000 on an annual basis creating, or materially modifying or altering rights to any of the Properties, including zoning or use restrictions, and (ii) all indebtedness secured by any encumbrance on any of the Properties, specifying the nature thereof and the holder of such indebtedness.) The agreements, contracts and commitments listed in SCHEDULE 2.7(a) are in full force and effect without any material default, waiver or indulgence thereunder by the Company or by any other party thereto. Except as noted on SCHEDULE 2.7(a), the Company has good and marketable title to all Properties and other assets of the Company, in each case, free and clear of all Encumbrances of any nature whatsoever other than Permitted Encumbrances. Also listed on SCHEDULE 2.7(a)(iii) is a list of the personal property with a value in excess of $25,000 owned by customers and located at Company facilities. All such property is returnable to the customer upon such customer's request.

          (b) Except as noted on SCHEDULE 2.7(b), the Company's machinery and equipment (including any personal property owned by Purkrabek and Knust and transferred to the Company prior to Closing) currently in use on operating lines is in operating condition, has been maintained in accordance with reasonable industry practice and is sufficient to allow the Company to continue to operate its business as operated on the date hereof, consistent with past practices.

          (c) Prior to Closing, Purkrabek and Knust will transfer to the Company the personal property listed on Schedule 2.7(c).

     2.8  CONTRACTS AND COMMITMENTS.

          (a) Except as set forth in SCHEDULE 2.8, the Company has no (i) collective bargaining agreements, or any agreements or policies that contain or include any severance pay liabilities or obligations; (ii) employment, consulting or similar agreement, contract or commitment that involves more than $25,000 on an annual basis and which is not terminable without penalty or cost by the Company on notice of thirty (30) days; (iii) lease of real or personal property having a term in excess of one year or remaining payments of $25,000 or more (as lessor or lessee); (iv) note or other evidence of indebtedness for borrowed money, or the deferred purchase price of property or services which deferral involves a liability of more than $25,000 on an annual basis; (v) agreement of guaranty or indemnification (provided that this clause (v) shall not require a separate identification of purchase orders and form contracts that would not otherwise be listed and which include a provision for indemnity against breaches or violations); (vi) agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or compete with any Person;
(vii) agreement, contract or commitment relating to capital expenditures in excess of $25,000; (viii) agreement, contract or commitment relating to the acquisition of assets of, or any interest in, any business enterprise involving individual or aggregate payments in excess of $25,000; (ix) other agreement, contract or commitment (with customers or other Persons) (or negotiation of any of the foregoing) which involves $25,000 or more and is not cancelable without penalty or cost within sixty (60) days, except for sales orders or purchase orders entered into in the ordinary course of business consistent with past practices or (x) any agreement, contract or commitment that involves more than $25,000 and which represents or requires the Company to be a minority-owned business enterprise or a woman-owned business enterprise. The Company has delivered copies of all documents required to be listed on SCHEDULE 2.8 to Buyer.

          (b) Except as set forth in SCHEDULE 2.8: (i) the Company is not in violation of, nor has the Company received any written notice of a claim that it has breached, any of the terms or conditions of any agreement, contract or commitment set forth or required to be set forth in any of the Schedules to this Agreement (collectively the "Contracts") in such manner as would permit any other party thereto to cancel or terminate the Contract as a result of such breach, if any such breach or breaches singly or in the aggregate is reasonably likely to have a material adverse effect on Buyer or the Real Property or the Personal Property; (ii) each Contract is in full force and effect in all material respects in the form delivered to Buyer and to the knowledge of the Company and Sellers there is no material breach or default by any party thereto; and (iii) there are no facts or conditions which have occurred or are, based on facts presently known by Sellers to exist, anticipated which, through the passage of time or the giving of notice, or both, would constitute a default under any Contract giving rise to a right to cancel or a claim for damages in excess of $25,000 or would cause the acceleration of any obligation of any party thereto or the creation of an Encumbrance which is reasonably likely to materially limit the use, modification or sale of any asset of Company valued at more than $50,000.

     2.9  PERMITS AND AUTHORIZATIONS.

          (a) SCHEDULE 2.9 lists each material consent, license, permit, grant or other authorization of a Governmental Entity held by the Company or pursuant to which the Company conducts its business or holds any of its assets (herein collectively called "Authorizations"). All such Authorizations are in full force and effect and constitute all Authorizations required to permit the Company and K.P. Properties, respectively, to operate their assets and the Real Property and conduct their respective businesses, in all material respects, following the Closing Date as such assets (including the property described on Schedule 2.7(c)) and business are presently operated and conducted. SCHEDULE
2.9 also discloses all proposed or pending applications for Authorizations, and all applications for variances from compliance, or postponement of the dates for compliance with any laws or regulations affecting the Company, its business or assets or the Real Property.

          (b) SCHEDULE 2.9 identifies all Authorizations which restrict the present output of the Company, which by their terms directly or indirectly limit the term of possession or operation of any material assets of the Company or the Real Property, or which pertain to environmental matters.

          (c) Except as shown on SCHEDULE 2.9, neither the Company nor Sellers have been given written notice or has knowledge that any of the Authorizations will not in the ordinary course be renewed upon its expiration.

          (d) Except as shown on SCHEDULE 2.9, no Seller has received any written, or to the Knowledge of the Company and Sellers, any oral claim or assertion that it have breached any of the terms or conditions of any Authorizations in such manner (i) as would permit any other Person to cancel, terminate or materially amend any Authorization necessary to permit the continued operation of the Company as presently conducted or (ii) that is reasonable to believe will result in a cost, penalty or fee of more than $25,000.

     2.10 NO VIOLATIONS.

          (a) Except as described on SCHEDULE 2.10 hereto, the Company is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered (or, with respect to rules and regulations of administrative agencies, known by the Company, or Sellers to be proposed) by any Governmental Entity, which will result, or it is reasonable to expect will result, in a material adverse effect on the Company.

          (b) Except for those filings listed on SCHEDULE 2.10 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Sellers or the Company in connection with the execution, delivery and performance by Sellers and the Company of this Agreement and the consummation of the transactions contemplated hereby, or the continued operation of the Company's business.

     2.11 PROCEEDINGS.

          (a) SCHEDULE 2.11 lists all suits, actions and other legal proceedings (including arbitrations) and, to Sellers' or Company's knowledge, governmental investigations, pending against any Seller (and having to do with the Company or such Seller's holdings in the Company) or the Company or the Real Property or the Personal Property or as to which any Seller or the Company has received any written notice or to the knowledge of Sellers, any oral notice. Except as set forth on SCHEDULE 2.11 hereto, to the knowledge of Sellers and the Company, there is no suit, action or other legal proceeding threatened against the Company or affecting the Real Property or the Personal Property.

          (b) Except as set forth on SCHEDULE 2.11, there is no pending or, to the knowledge of any Seller or the Company, threatened claim, action, suit, inquiry, proceeding or investigation by any Person or Governmental Entity in which a product of the Company is alleged to have a defect and which is reasonable to expect will result in a material adverse effect upon the Company. As used in this SECTION 2.11, the term "product" shall mean any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of Company, including, without limitation, any product sold in the United States by Company as the distributor, agent, or pursuant to any other contractual relationship with a manufacturer, and the term "defect" shall mean a defect or impurity of any kind, whether in design, manufacture, processing, packaging or labeling.

          (c) Except as set forth on SCHEDULE 2.11, there is no suit, action or proceeding or investigation pending or, to the knowledge of Sellers and the Company, threatened against or affecting the Company or any Seller that is likely to prevent or materially delay or impair the ability of the Company or any Seller to consummate the transactions contemplated by this Agreement or to carry on its business as now conducted, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitration award outstanding against the Company or affecting the Real Property or the property of the Company, having, or which in the future could have, any such effect.

     2.12 INSURANCE.

          SCHEDULE 2.12 lists all insurance policies under which the Company is an insured or a beneficiary or for which it is liable to pay premiums and further sets forth the name of the insurer, type of coverage, policy limits and deductibles and additional insureds, if any, and the annual premium for each such policy. The Company has furnished Buyer copies of all such policies and a history of all claimed losses under all of the Company's insurance policies since January 1, 1996. Except as noted on SCHEDULE 2.12, the policies listed thereon will be outstanding and in full force and effect on the Closing Date.

     2.13 PROPRIETARY INFORMATION AND RIGHTS.

     SCHEDULE 2.13 hereto accurately lists all patents, patent applications, patent and know-how licenses, proprietary formulae, trademarks (registered or unregistered), service marks, trademark registrations and applications, trade names, fictitious business names, computer software and other intellectual property rights (collectively, "Business Rights") owned or used by the Company.
SCHEDULE 2.13 discloses the identity of each other person which owns any right, title or interest in and to the Business Rights. No Business Rights owned, and to the knowledge of Sellers and the Company any used, by the Company conflict with, infringe on or otherwise violate any rights of others, or require payments to be made to any Person, or to the best of Sellers' and the Company's knowledge, are subject to any pending or threatened litigation or are being infringed upon by other Persons, except as set forth on SCHEDULE 2.11 or
SCHEDULE 2.13. There has been no written, or to the knowledge of the Company or Sellers, other claim of infringement by the Company of any domestic or foreign patents, trademarks, service marks or copyrights of any other Person.

     2.14 EMPLOYEE BENEFIT PLANS; ERISA.

     SCHEDULE 2.14 discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "Company Plan"), whether or not funded, maintained by the Company or to which the Company contributed in the six (6) years preceding the date of this Agreement.

          Copies of all written Company Plans and description of all unwritten Company Plans have been made available to Buyer. Each Company Plan has been maintained in substantial compliance with all applicable laws, ordinances, rules, regulations, permits, orders, writs, judgments, injunctions, decrees, determinations and awards of any agency, government, or arbitrator. Company has no material liability with respect to any Company Plan other than for benefits, obligations and liabilities in the ordinary course and in accordance with the terms thereof.

          (a) With respect to each Company Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"), a current determination letter (or opinion or notification letter, if applicable) has been received from the IRS. No Qualified Plan has been amended since the date of the most recent such letter except as required or permitted by law or in a manner which does not adversely effect the tax-qualified status of the plan. Neither Company, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done or failed to do anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

          (b) There are no Company Plans that are multiemployer plans within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). No employees of Company have at any time been covered by a Multiemployer Plan, nor has the Company withdrawn from any Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan.

          (c) Except as set forth on SCHEDULE 2.14, all contributions and other payments to be made to each Company Plan under the terms of such Company Plan, ERISA, the Internal Revenue Code ("Code") or any other applicable law have been timely made and all contributions made have been fully deductible under the Code. The books of the Company properly reflect in accordance with GAAP all material amounts required to be accrued as liabilities. There are no contributions to be made with respect to any Company Plan which have not yet been accrued other than contributions in the ordinary course in accordance with the terms of such Company Plan which are identified on SCHEDULE 2.14.

          (d) In the case of each Company Plan, there is no accumulated funding deficiency (within the meaning of Section 4971 of the Code), whether or not such deficiency has been waived, or any other unfunded liability.

          (e) Except as set forth on SCHEDULE 2.14, no non-exempt "prohibited transactions" (as defined in Section 4975(c)(1) of the Code) or breaches of fiduciary duty involving the Company,

Sellers, or a director or officer of the Company, have occurred with respect to any of the Company Plans.

          (f) There is no contract, agreement, or benefit arrangement covering any agent or employee of the Company which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code).

          (g) Neither the Company nor any of its Affiliates maintains any Company Plan that provides severance pay or medical benefits to one or more former employees (including retirees), or provides for post-retirement benefits to present or former employees, other than benefits that are required to be provided pursuant to COBRA or state law conversion rights.

          (h) There are no proceedings or lawsuits pending or to the knowledge of the Company or Sellers, threatened with respect to (i) any Company Plan, or
(ii) any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or Fiduciary thereunder, or by any Governmental Entity.

     2.15 EMPLOYMENT LAWS.

          Except as shown on SCHEDULE 2.15:

          (a) The Company is in compliance in all material respects with all federal, state or other applicable laws, respecting employment and employment practices, terms and conditions of employment, wages and hours, affirmative action and occupational safety and has not received written or, to the knowledge of Sellers and the Company any oral, notice of, and is not engaged in, any unfair labor practice.

          (b) No unfair labor practice complaint against Company is pending before any Governmental Entity, including, but not limited to, the National Labor Relations Board.

          (c) There is no labor strike, dispute, slowdown or stoppage actually pending against or affecting the Company.

          (d) There are not, and in the past three years have not been, any material claims, grievances or arbitration proceedings, workers' compensation proceedings, labor disputes (including charges of violations of any federal, state or local laws or regulations relating to current or former employees (including retirees) or current or former applicants for employment), governmental investigations, or administrative proceedings of any kind pending or, to the best knowledge of the Company and Sellers, threatened against the Company, its employees or employment practices, or operations as they pertain to conditions of employment; nor is the Company or any Seller subject to any order, judgment, decree, award, or administrative ruling arising from any such matter.

          (e) No collective bargaining agreement is currently in existence or is being negotiated by the Company and as of the date of this Agreement no labor organization has been certified or recognized as the representative of any employees of the Company or, to the knowledge of Sellers and the Company, is actively seeking such certification or recognition.

          (f) The Company's contracts, if any, with temporary personnel agencies represent bona-fide, arms-length agreements and are disclosed on
SCHEDULE 2.15.

     2.16 ENVIRONMENTAL LAWS.

          (a) Except as disclosed on SCHEDULE 2.16 and in the environmental report(s) of Clayton Environmental Consultants, including all test results and all interim and final reports, copies of which are attached to SCHEDULE 2.16 (the "Environmental Report"), (i) the assets and the business of the Company have been operated in compliance in all material respects with all applicable Environmental Laws including the holding of all Authorizations held by the Company or required to be held pursuant to Environmental Laws, (ii) there has been no production, generation, storage, treatment, Release (as defined hereinafter), or disposal of any Hazardous Materials (as defined in SECTION 2.16(c) below) at, in, on, under, about or from any of the Properties by or on behalf of Company or to Company's knowledge by any previous owner or tenant of the Properties, (iii) there has been no production, generation, storage, treatment, Release or disposal of any Hazardous Materials by or on behalf of Company at any other site, (iv) there are no underground storage tanks or electrical equipment containing PCB's on the Properties, or any asbestos-containing materials on the Properties, and (v) the Company has not received any written notice from any Governmental Entity or any other Person of violation, notice to comply, compliance schedule, administrative or judicial complaint, enforcement action or lien with respect to alleged violations of Environmental Laws with respect to the Company or relating to the Properties, or any proceeding or inquiry with respect to any actual or alleged violation of any Environmental Law or any release or alleged release of a Hazardous Material by or on behalf of Company or relating to the Properties.

          (b)  [This section intentionally left blank]

          (c)  [This section intentionally left blank]

          (d)  [This section intentionally left blank]

          (e) Except as disclosed on SCHEDULE 2.16, the Company does not ship to any country outside the United States nor to the Sellers' or the Company's knowledge do its customers distribute the Company's products in any country outside the United States except where the customer, and not the Company, arranges for, and controls, such shipments and distributions.

          (f) Except as set forth on SCHEDULE 2.16, the Company has not contractually assumed any material liability or obligation under any Environmental Law.

     2.17 TAXES.

          Except as set forth in SCHEDULE 2.17 hereto and as provided in SECTIONS 1.3 and 8.2, (i) all federal, state, foreign and local Tax returns and Tax reports (including information returns) required to be filed by Company have been filed with the appropriate Governmental Entities in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports are, in all material respects, complete, accurate and in accordance, in all material respects, with all legal requirements applicable thereto;
(ii) all federal, state, foreign and material local income, profits, franchise, sales, use, occupation, property, excise, withholding and other Taxes, duties, charges and assessments (including interest and penalties) due from the Company,
(A) have been fully paid or adequately provided for on the books and financial statements of the Company or (B) are disclosed on SCHEDULE 2.17 and are being contested in good faith by appropriate proceedings; (iii) the Company has not received any written notice or other written communication from the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to in the foregoing clause (i) of any pending or threatened examination or audit which, individually or in the aggregate, if adversely decided against the Company will result in adjustments or penalties from which the Company will be liable in excess of $50,000; (iv) no extensions or waivers of statutes of limitation have been given or requested with respect to the Company; (v) the federal and state Tax returns of the Company have been examined by the appropriate agency and for the periods set forth on SCHEDULE 2.17; and (vi) deficiencies asserted or assessments made as a result of examination by any taxing authorities have been fully paid, fully reflected on the books of the Company or are being contested as set forth on SCHEDULE 2.17.
SCHEDULE 2.17 also discloses, for each type or category of Tax Return, the years for which such returns remain subject to examination. The Company has not made an election under Section 341(f) of the Code.

     2.18 NO UNLAWFUL CONTRIBUTIONS.

          Neither the Company nor any director or officer, or, to the knowledge of any of the shareholders or directors of the Company, any agent or employee or other Person associated with or acting on behalf of the Company, has made or used any Company funds to make any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to officials or employees of any Governmental Entity from Company funds; failed to file any reports required with respect to lawful contributions; established or maintained any unlawful fund of the Company monies or other assets; made any intentionally false or fictitious entries on the books or records of the Company; or made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     2.19 NO INSIDER TRANSACTIONS.

          Except as disclosed in SCHEDULE 2.19, neither a Seller nor any Affiliate (as defined below) of a Seller has (a) any interest (other than as a holder of not more than 3% of the issued and outstanding securities of a corporation whose securities are traded on a national securities exchange or The Nasdaq Stock Market) in any Person which furnishes or sells, services or products which the Company furnishes or sells, (b) any interest (other than as a holder of not more than 3% of the issued and outstanding securities of a corporation whose securities are traded on a national securities exchange or The Nasdaq Stock Market) in any Person which purchases from or sells or furnishes to the Company any goods or services, (c) a beneficial interest in any contract, commitment, agreement or understanding to which the Company is a party or by which it may be bound or affected (except for written employment contracts listed on a schedule to this Agreement); or (d) any interest or claim against the Company or any of its assets which could result in a claim against the Company or could materially and adversely affect the Company's assets, the Company's title to or its right to use its assets, or the Company's right to conduct its business following the Closing. Except as disclosed on SCHEDULE 2.19, none of the assets of the Company include any receivables from any officer, director, shareholder or employee of the Company.

     For purposes of this Agreement, "Affiliate" shall mean any other Person controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of another Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing, including any member of a Seller's "immediate family", as such term is defined under Rule 16a-1(e) of the Securities Exchange Act of 1934 of any such Persons, or any trust, partnership or corporation in which any of such Persons has an interest.

     2.20 ACCOUNTS RECEIVABLE; CUSTOMERS.

          The accounts receivable reflected on the Financial Statements, or thereafter acquired by the Company through the Closing Date, were earned by performance in the ordinary course of business and, except as set forth on
SCHEDULE 2.20, are not subject to any material dispute. SCHEDULE 2.20(i) discloses all accounts receivable which have, as of November 30, 1999, remained unpaid more than 60 days from the due date of the applicable invoice. SCHEDULE 2.20(ii) sets forth the identity of the Company's largest seven (7) customers for the twelve months ended December 31, 1998, and also discloses, as of November 29, 1999, the year-to-date sales for each such customer and the amount owing from such customer on December 31, 1998 and September 30, 1999. Except as disclosed on SCHEDULE 2.20(ii), the Company has not received any written notice that any customer identified on SCHEDULE 2.20(ii) expects or intends that its future purchases from the Company, as compared to its purchases for the twelve month period ended December 31, 1998, will decrease in any material respect (i.e., for purposes of this SECTION 2.20 greater than 10% for the twelve month period ending December 31, 1999) or that any such customer wishes to renegotiate prices for products purchased in the twelve month period ended December 31, 1999 representing a price adjustment greater than 10% of current prices with respect to such customer for such period.

     2.21 INVENTORIES.

          The inventories reflected on the Financial Statements, and thereafter acquired by the Company through the Closing Date, (i) are in all material respects and subject to any identified reserve for obsolete inventory, of a quality and quantity usable and salable in the normal course of the business of the Company and, (ii) where applicable, conform to the standards or specifications set by the anticipated customer, except for such unusable, unsaleable or non-conforming inventories, which do not, in the aggregate, exceed $20,000. The values at which such inventories are carried on the Financial Statements reflect the historical inventory valuation policy of the Company stating inventories at weighted average cost. SCHEDULE 2.21 lists all inventories of raw materials, finished goods, packaging supplies or ingredients owned or in the custody of the Company ("Inventory") as of November 29, 1999, based on the Company's books, not a physical inventory, and with respect to Inventory owned by or held for the account of a customer, identifies such customer and Inventory in reasonable detail, and specifies the location of such inventory. SCHEDULE 2.21 also identifies all owned inventories as of November 29, 1999 that have not been used for more than sixty (60) days.

     2.22 BANK ACCOUNTS.

          SCHEDULE 2.22 lists all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities owned directly or indirectly, beneficially or of record, by the Company and identifies all persons authorized to sign on such accounts.

     2.23 WARRANTIES.

          SCHEDULE 2.23 contains a copy of the Company's written warranty terms to its customers. Except as set forth on SCHEDULE 2.23, the Company has not given or made any other written or, to the knowledge of the Company and Sellers, oral warranties to any Person with respect to any products sold or services performed. Except for warranty obligations and returns in the ordinary course of business consistent with past practice, there are no outstanding warranty claims against the Company.

     2.24 NO FINDERS OR BROKERS.

          Neither any of the Sellers nor the Company nor any of their Affiliates has entered into any agreement, arrangement or understanding with any Person which could result in the obligation to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with the transactions contemplated hereby except for the agreement with Arthur Andersen LLP, whose fees and expenses will be paid by the Sellers.

                                    ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows:

     3.1  ORGANIZATION.

          Buyer is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to perform this Agreement.

     3.2  AUTHORITY.

          The execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder have been duly authorized by the Board of Directors of Buyer and no other corporate or stockholder action or approval by Buyer is necessary for the execution, delivery or performance of this Agreement by Buyer. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law).

     3.3  NO CONFLICT.

          Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereunder nor the fulfillment by Buyer of any of its terms will, except as described in SCHEDULE 3.3:

          (a) conflict with or result in a breach by Buyer of, or constitute a default by it under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or breach of, any of the terms, conditions or provisions of (i) any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement or any other material contract, arrangement or agreement to which Buyer is a party or to which a material portion of its assets is subject, (ii) Certificate of Incorporation or Bylaws of Buyer, or (iii) any judgment, order, writ, injunction, decree or demand of any Governmental Entity which materially affects Buyer or which materially adversely affects the Buyer's ability to conduct its business;

          (b) result in the creation or imposition of any lien, charge or other encumbrance of any nature whatsoever upon any material assets of Buyer or which materially affects the Buyer's ability to conduct its business as conducted prior to the date of this Agreement; or

          (c) cause a loss or materially adverse modification of any permit, license, or other authorization granted by any Governmental Entity to or otherwise held by the Company.

     3.4  [INTENTIONALLY DELETED]

     3.5  [INTENTIONALLY DELETED]

     3.6  [INTENTIONALLY DELETED]

     3.7  INVESTMENT INTENT.

          Buyer is acquiring the Company Common Stock for investment purposes, and not with a view to the resale or distribution thereof; Buyer has the knowledge and sophistication to purchase the Company Common Stock; Buyer has had access to all information regarding the Company that it has requested and has had and will continue to have prior to the Closing the opportunity to ask questions regarding the Company, its operations and such other matters that Buyer deems material to its investment decision. Buyer will not dispose of the Company Common Stock without compliance with all applicable federal and state securities laws.

     3.8  NO FINDERS OR BROKERS.

          Buyer has not entered into any agreement, arrangement or understanding with any Person which could result in the obligation to pay any finder's fee, brokerage commission, advisory fee or similar payment in connection with this Agreement or the transactions contemplated hereby, except for agreements with StoneCreek Capital, Inc. and HarbourVest Partners, LLC, whose fees and expenses will be paid by Buyer or its Affiliates.

     3.9  ENVIRONMENTAL REPORT.

          The Environmental Report includes all environmental reports, interim and final, and all test results obtained by Buyer, its attorneys and agents.

                                     ARTICLE IV

                                     COVENANTS

     4.1  CONFIDENTIALITY.

          (a) Buyer hereby acknowledges that it is bound by the provisions of the Confidentiality Agreement dated March 24, 1999, a copy of which is attached hereto as EXHIBIT 4.1(a) and incorporated herein (the "Confidentiality Agreement"), and that the Company and/or Sellers shall have all rights provided to the "Company" thereunder. If for any reason the transactions contemplated by this Agreement are not consummated, Buyer (i) shall return to Sellers or destroy all Confidential Information (as defined in the Confidentiality Agreement), including copies thereof, and (ii) shall not use any Confidential Information for any purpose. However, nothing contained herein shall prohibit Buyer from supplying or filing such documents, materials or other information to or with any Governmental Entity or other Person which Buyer and Sellers deem reasonably necessary in connection with the obtaining of any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby or, subject, when feasible, to confidentiality orders reasonably acceptable to the Company and Sellers, to enforce this Agreement. In addition, Buyer will comply with the provisions of any confidentiality agreements to which the Company and/or Sellers are bound, which relate to any information provided to the Company by, or prepared or obtained by the Company for or relating to, any customer of the Company.

          (b) From and after the date hereof, whether or not the Closing occurs, Sellers and the Company shall treat, and shall cause each of their Affiliates to treat, in confidence all documents, materials and other information regarding Buyer or the Company or their respective Affiliates which are in their possession or control. Neither Sellers nor Buyer shall be obligated to treat as confidential any information that was, at the time of disclosure, or later becomes, through no fault of the recipient of such information, publicly available or in the public domain.

          (c) These confidentiality provisions shall survive the termination of this Agreement.

     4.2  DELIVERY OF FINANCIAL STATEMENTS.

          As soon as practical after the end of each of the Company's fiscal months ending after the date hereof, but in any event not later than thirty (30) days following each month end, the Company shall deliver to Buyer (i) the Company's unaudited balance sheet as of such month end and (ii) the related statements of income and (iii) statements of retained earnings for the fiscal month then ended (the "Monthly Financials") which shall be prepared on a consistent and comparable basis with the Company's historical internally prepared monthly financial statements.

     4.3  FULFILLMENT OF CONDITIONS.

          (a) Sellers will use their reasonable efforts, and Sellers will cause the Company to use its reasonable efforts, to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by Sellers or the Company prior to or as of the Closing Date. Buyer will use its reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by Buyer prior to or as of the Closing Date.

          (b) Sellers will use all reasonable efforts, and will cause the Company to use all reasonable efforts, to secure all necessary consents, waivers, permits, approvals, licenses and Authorizations listed on SCHEDULE 4.3 and will make, and will cause the Company to make, all necessary filings in order to enable Sellers or the Company to consummate the transactions contemplated hereby. Buyer will use all reasonable efforts to secure all necessary consents, waivers, permits, approvals, licenses and Authorizations listed on SCHEDULE 4.3 and will make all necessary filings in order to enable Buyer to consummate the transactions contemplated hereby.

     4.4  HART SCOTT RODINO.

          Sellers and the Company and Buyer, and to the extent required, Buyer's Affiliates and ultimate parent entity, will promptly (i) file the Premerger Notification Report required under the Hart Scott Rodino Antitrust Improvements and Premerger Notification Act of 1976, as amended, (the "Act") including a request for early termination, (ii) respond to any second request pursuant thereto, and (iii) will cooperate with each other in order to comply with the requirements of the Act, including but not limited to obtaining the termination of the waiting period thereunder.

     4.5  BUYER'S ACCESS TO RECORDS AND INSPECTION RIGHTS.

          Sellers and the Company will cause the Company to allow Buyer and its lenders and other representatives, through their officers, employees, counsel, accountants and other authorized representatives, to inspect the properties and records of the Company and to discuss the affairs and accounts of the Company with such officers, employees, counsel, accountants and other agents of the Company as shall have been approved (including the procedures in respect of such inspection and discussions) in advance by the Company, which approval will not be unreasonably withheld. Buyer shall conduct any inspection or discussion in a manner that does not unreasonably interfere with normal business of the Company. Any discussion or contact by Buyer, its agents or representatives with the Company's customers, vendors, suppliers or other third parties must be approved only by one of the Sellers prior to any such discussion or contact.

     4.6  OPERATION IN ORDINARY COURSE.

          From the execution of this Agreement until the Closing, Sellers shall cause the Company to, and the Company shall, operate its business only in a manner consistent with its past practices. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, except as set forth in
SCHEDULE 4.6, the Company shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

          (a) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (c) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

          (d) amend its certificate or articles of incorporation, regulations or other comparable charter or organizational documents;

          (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization;

          (f) mortgage or otherwise encumber or subject to any Encumbrance other than Permitted Encumbrances (in each case except as provided by the existing terms of the Company's credit agreements) or, except as otherwise expressly permitted hereby, otherwise dispose of, sell, lease or license any of its properties or assets, other than sales of inventory in the ordinary course of business consistent with past practice;

          (g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under current credit facilities and for lease obligations, in each case in the ordinary course of business consistent with past practice;

          (h) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction (i) of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 4.6(m), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, permit, contract or other document, other than in the ordinary course of business consistent with past practice;

          (j) adopt resolutions providing for or authorizing a liquidation or a dissolution;

          (k) enter into any collective bargaining agreement or materially alter any employment or work policy;

          (l) change any material accounting principle used by it, except to the extent required by generally accepted accounting principles;

          (m) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise is not greater than $25,000;

          (n)  make any new capital commitment in excess of $25,000;

          (o) except in the ordinary course of business or otherwise permitted by this Agreement, modify, or amend or terminate any contract or agreement set forth on any Schedule to this Agreement or waive, release or assign any material rights or claims;

          (p) enter into any employment, severance or other agreement with any officer, director or key employee of the Company or hire or agree to hire any new or additional key employees with annual compensation of $40,000 or more or any officer;

          (q) make any Tax election, revoke or amend the Company's Subchapter S election or settle or compromise any material Tax liability;

          (r)  sell or encumber any of the Real Property; or

          (s) authorize any of, or commit or agree to take any of, the foregoing actions.

     4.7  POST-CLOSING ACCESS BY SELLERS.

          After the Closing, Buyer shall cause the Company to cooperate with Sellers to the extent reasonably requested by Sellers, and to make available to Sellers, their agents and representatives all financial, insurance, Tax and other information (including reasonable access to books and records) of the Company with respect to any fiscal period of the Company ending on or prior to the Closing Date to the extent required by any of the Sellers in connection with
(a) any audit, investigation or inquiry by any taxing authority, (b) the filing of any tax return, amended return or other filing, or (c) the prosecution or defense of any Tax claims or related litigation that might give rise to indemnification payments hereunder, or the preparation by any Seller of Tax returns or any other reports or submissions to any Governmental Entity required to be made by any Seller with respect to the Company; PROVIDED that such cooperation and availability of information may be done in a manner so as to not unreasonably interfere with normal business of the Company and PROVIDED, FURTHER, that such Seller reimburses the Company for any third-party expenses incurred to provide such information. Buyer shall cause the Company to preserve all such information, including without limitation, the books and records of the Company, for at least six (6) years after the Closing Date at no cost to Sellers.

     4.8  SECTION 338(h)(10) ELECTION.

          Sellers and Buyer shall make the Election no later than 120 days after Closing. Sellers shall be responsible for filing the Company's final S corporation tax returns reporting the "deemed sale" of the Company's assets.
All income of the Company through the day of the Closing, including all income attributed to or arising from the Election, shall be reflected on the Company's final IRS Form 1120S. The parties further agree to prepare and timely file IRS Form 8023 [Elections Under Section 338 for Corporations Making Qualified Stock Purchases (Rev. September 1997)], and all attachments required to be filed therewith pursuant to applicable Treasury Regulations including IRS Form 8594, on the basis of allocations made pursuant to the following provisions of this
SECTION 4.8, and to cooperate with each other in the preparation of each other's forms. The parties, at Buyer's sole cost and expense, shall determine (i) the amount of the "adjusted grossed-up basis" (as defined in Treasury Regulation
Section 1.338-5T, see Section 1.338(h)(10)-1T(d)(2) ("AGUB")) for the Company; and (ii) the amount of the aggregate deemed sales price" (as defined in Treasury Regulation Section 1.338-4T, see Section 1.338 (h)(10)-1T(d)(3) ("ADSP") for the Company. The amount of any redetermination of AGUB or ADSP shall be determined in accordance with Treasury Regulation Section 1.338-7T. The


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

parties, at Buyer's sole cost and expense, shall mutually agree upon and prepare a schedule of values, in substantially the same form as EXHIBIT 4.8 and reflecting the amounts shown thereon, that shall allocate the AGUB for the Company among the Company's assets in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder (the "Allocations"). The parties hereby agree that the Base Consideration shall be allocated to the Class I, Class II, Class III, Class IV and Class V assets (as defined in Treasury Regulation Section 1.338-6T(b) to the extent of the fair market value of the assets comprising those classes and all the amounts paid in excess of such Classes and as Contingent Consideration shall be allocated to the Class VI and Class VII assets (as defined in Treasury Regulation Section 1.338-6T(b).
The Company and each Seller shall calculate gain or loss, if any, resulting from the Election in a manner consistent with the Allocations and shall not take any position inconsistent with the Allocations or the Company's IRS Form 1120S for the period ending with the Closing Date in any tax return or otherwise, unless all of the other parties mutually agree in writing, in advance, to the different position. The parties shall allocate the AGUB for the Company among the Company's assets in a manner consistent with the Allocations and shall not take any position inconsistent with the Allocations in any tax return or otherwise. The Sellers shall file the Company's final IRS Form 1120S within 90 days after the Closing and provide copies thereof to the Buyer and the appropriate Schedule K-1 forms to each Seller within such period. The Company shall cooperate with Sellers in all respects with respect to such filing.

     4.9  TERMINATION OF AFFILIATE RELATIONSHIPS.

          Except for the Reed Road lease and the Transition Agreements, prior to the Closing, Sellers will cause any and all obligations of Company to or for the benefit of Sellers or any Affiliate of any Seller to be discharged or terminated prior to the Closing, provided that to the extent cash of


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

the Company is used to pay such debt such amount shall be subtracted in computing the Closing Working Capital.

     4.10 BANK ACCOUNTS.

          Sellers shall, on or prior to the Closing Date cause Company to cancel the authority of each Person listed in SCHEDULE 2.22 who is specified by Buyer in a written notice delivered to Sellers on or prior to the Closing Date, to draw checks on any of the bank accounts maintained by Company and Sellers shall submit evidence satisfactory to Buyer of such cancellation.

     4.11 ENVIRONMENTAL INSURANCE.

          Buyer covenants and agrees to obtain and maintain in force, at its cost, the environmental insurance described in SECTION 5.2(e) and on EXHIBIT 5.2(e) (the "Environmental Insurance Policy") for at least three (3) years following Closing. Buyer covenants and agrees that the Environmental Insurance Policy (i) will not contain a date or retroactive date as to the coverage period with respect to the Company, its facilities or operations; (ii) will include coverage for all of the off-site disposal facilities, storage and transportation services utilized by the Company, and (iii) will continue to include at least the present $40,000,000 policy limit, $2,000,000 coverage per loss. Buyer covenants and agrees to notify Sellers of any notice of any intended cancellation of the policy by the insurer.

                                     ARTICLE V

                               CONDITIONS OF CLOSING

     5.1  CONDITIONS TO THE OBLIGATIONS OF BUYER.

          The obligation of Buyer to consummate the purchase of the Shares and the Real Property pursuant to this Agreement is subject to the delivery of all documents to be delivered to

Buyer pursuant to SECTION 1.7 and to the satisfaction of the following conditions, any of which may be waived in writing signed by Buyer:

          (a) The representations and warranties of Sellers and Company set forth in Article II hereof and in all agreements, documents and instruments attached hereto shall be true and correct in all material respects as of the date hereof and, except where the context otherwise requires, as of the Closing Date as though made on and as of the Closing Date. Sellers and Company shall have performed in all material respects the agreements and obligations necessary to be performed by them under this Agreement prior to the Closing Date.

          (b) Buyer shall have received a certificate, dated the Closing Date, signed by Sellers and Company, certifying that the conditions specified in
SECTION 5.1(a) have been fulfilled.

          (c) No preliminary or permanent injunction or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Entity or other Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith.

          (d) Buyer and the Company shall have received the consents and approvals listed on Schedule 4.3, including the expiration or termination of any waiting period required under the Act.

          (e) Sellers shall have delivered to Buyer certificates representing the Shares, accompanied by duly executed stock powers, with all required stock transfer tax stamps affixed. All certificates, instruments and documents delivered by Sellers in connection with the transactions contemplated hereby and necessary to evidence such transactions shall be in form and substance reasonably satisfactory to Buyer and its counsel.

          (f) There shall have been no material adverse change after the date hereof in the business, operations, or condition (financial or otherwise) of Company.

          (g) In coordination with and on a mutually agreeable basis with Purkrabek and Knust, Buyer shall have the opportunity to discuss customer relations, including confirmation of pricing and other terms, with the largest seven customers of the Company.

          (h)  Buyer shall not have received from any of its lenders listed on
SCHEDULE 5.1(h) any refusal to consent to the transactions contemplated hereby or any written notice that to consummate the transactions contemplated hereby will constitute or result in a material default under Buyer's existing loan agreements with any of such lenders, provided that Buyer agrees to take all actions required by such lenders to effect the financing required to consummate the transactions contemplated hereby.

          (i) Buyer shall be satisfied that all items on SCHEDULE 2.7(c) have been contributed to the Company, free and clear of Encumbrances, and any sales or transfer taxes relating thereto have been paid or the Company has received valid exemption certificates therefor.

     5.2  CONDITIONS OF OBLIGATIONS OF SELLERS.

          The obligations of Sellers to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived in a writing signed by both Sellers:

          (a)  The representations and warranties of Buyer set forth in
Article III hereof and in all agreements, documents and instruments attached hereto shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have performed in all material respects the agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date.

          (b) Sellers shall have received a certificate, dated the Closing Date, signed by an officer of Buyer, certifying that the conditions specified in
SECTION 5.2(a) have been fulfilled.

          (c) No preliminary or permanent injunction or order that would prohibit or restrain the consummation of the transactions contemplated hereunder shall be in effect and no Governmental Entity or other Person shall have commenced or threatened to commence an action or proceeding seeking to enjoin the consummation of such transactions or to impose liability on the parties hereto in connection therewith.

          (d) All certificates, instruments and documents delivered by Buyers in connection with the transactions contemplated hereby and necessary to evidence such transactions shall be in form and substance reasonably satisfactory to Sellers and their counsel.

          (e) Sellers shall have received (1) certificate(s) of insurance regarding environmental matters, issued by the same insurance company and for the amounts and with the retention and all other terms, including the form of policy as required in SECTION 4.11 and as set forth on Exhibit 5.2(e) attached, showing such insurance, including, but not limited to, endorsements or other evidence of insurance in force regarding any and all off-site liability of the Company and K.P. Properties, in force and naming K.P. Properties and the Company as additional insureds and (2) written waiver(s) of subrogation, contribution and other claim(s) against Sellers, all of which shall be reasonably satisfactory to Sellers and their legal counsel.

          (f) Sellers shall have received all other consents required to be obtained in connection with consummation of the transactions contemplated hereunder including those listed on SCHEDULE 4.3, and any waiting period required under the Act shall have expired or been terminated.


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


                                     ARTICLE VI

                     CLOSING DATE AND TERMINATION OF AGREEMENT

     6.1  TERMINATION OF AGREEMENT.

          (a) This Agreement may be terminated and abandoned at any time prior to the Closing Date by mutual written consent of Buyer and Sellers. In the event of termination of this Agreement as provided in this SECTION 6.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Buyer or Sellers or any of their respective Affiliates except as provided in SECTION 8.2 (Expenses) and except that SECTION 4.1 (Confidentiality) shall remain in full force and effect.

          (b) In the event that (i) Buyer has fully performed all of its obligations hereunder, (ii) all of the conditions to Sellers obligations have been satisfied (except that the certificate of insurance and other documents required by SECTION 5.2(e) may be made conditioned upon the occurrence of the closing) and (iii) Buyer is otherwise ready, willing and able to perform in accordance with the terms hereof, and Sellers refuse to sell and transfer the Shares and Real Property to Buyer in accordance herewith, then in addition to any other claim for damages by Buyer hereunder, the parties agree that Buyer's damages shall include, but not be limited to, Buyer's reasonable out-of-pocket expenses (including the fees and expenses of its professional advisors) related to the transaction.

                                    ARTICLE VII

                                  INDEMNIFICATION

     7.1  INDEMNIFICATION.

          (a) Subject to the provisions of SECTION 7.1(b) and 7.1 (d), the time limits in SECTION 7.3 and the other terms set forth in this Article VII, Sellers shall jointly and severally indemnify Buyer and its Affiliates including, without limitation, the Company, and each of their respective stockholders, officers, directors and employees (each a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any and all loss, damage, liability, payment, and obligation, and all expenses, including without limitation reasonable legal fees (collectively "Losses"), incurred, suffered, sustained or required to be paid, directly or indirectly, by, or sought to be imposed upon, such Buyer Indemnitee after the Closing Date resulting from, related to or arising out of any (i) inaccuracy in or breach of any of the representations and warranties or (ii) breach or default in the performance of any covenant made by Sellers or the Company in this Agreement or in any agreement, document or instrument attached hereto.

          (b) Buyer Indemnitees shall not be entitled to indemnification pursuant to this SECTION 7.1 in respect of an inaccuracy in or breach of any representation or warranty which (i) was disclosed to Buyer in writing prior to the Closing or of which Sellers can demonstrate that Buyer was actually aware prior to the Closing (except that Buyer's knowledge of any Losses relating to Taxes shall not limit Sellers duty to indemnify) and no Losses from such inaccuracy or breach shall be counted toward the Threshold (defined below), and
(ii) Buyer's right to indemnification shall not apply until such time as the Losses of all Buyer Indemnitees exceed Five Hundred Thousand Dollars ($500,000) (the "Threshold") in the aggregate; PROVIDED that all claims by Buyer Indemnitees for indemnification arising from inaccuracies in or breaches of representations and warranties or breaches or default in the performance of covenants shall accrue in the aggregate until the Losses of all Buyer Indemnitees exceed the Threshold and thereupon Sellers shall become obligated to indemnify Buyer Indemnitees only for the amount by which all such claims exceed the Threshold. However, the Threshold shall not apply to inaccuracies in or breaches of the representations and warranties in SECTIONS 2.2 (Authorization),
2.4 (Capitalization; No Subsidiaries), and 2.17 (Taxes)


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

or to any indemnification pursuant to SECTION 7.1(e) or SECTION 7.1(f). In no event shall the Sellers' indemnification obligations under this SECTION 7.1 exceed an aggregate of Two Million Dollars ($2,000,000) (the "Maximum"); provided that there shall be no limit on indemnification for defects in either Seller's title to the shares sold or either Seller's ability to convey marketable title thereto, intentional fraud, breaches under SECTION 2.17 relating to Taxes or to any indemnification pursuant to SECTION 7.1(e) or
SECTION 7.1(f).

          (c) Buyer shall promptly give written notice to Sellers of the assertion by any Person of any claim, action, suit or proceeding with respect to which Sellers are obligated to provide indemnification hereunder, together with reasonably available supporting and related information regarding such claim; PROVIDED, HOWEVER, that the rights of a Buyer Indemnitee to be indemnified hereunder shall only be affected by the failure to give such notice or provide information if and to the extent such failure prejudices Sellers in the defense of such third party claim. Within 20 days after the receipt of written notice of a claim by Buyer, Sellers shall send Buyer a written notice stating whether they agree or disagree with Buyer's claims and shall, if they agree, promptly make payment to Buyer, or consent to distribution from the Indemnification Escrow, as the case may be, in return for a written release of liability executed by the Company and Buyer or confirm the arrangements made to defend such claims. Sellers shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of their choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against a Buyer Indemnitee that is subject to indemnification by Sellers hereunder, and the cost and expense thereof shall be subject to the indemnification obligations of Sellers hereunder; PROVIDED, that each Buyer Indemnitee shall have the right and option to participate in, but not control, the defense of such action at its own expense; and PROVIDED, FURTHER, that,
(i) if Sellers elect not to defend any such action or (ii) if a Buyer

Indemnitee shall have defenses not available to Sellers and if counsel to a Buyer Indemnitee approved by Sellers, such approval not to be unreasonably withheld, shall advise in a written opinion that common representation would result in a conflict of interest or that Buyer Indemnitee has interests that are materially different from Sellers that are materially adverse to the Company's and/or Buyer's interests, then such Buyer Indemnitee shall be entitled, at its option through counsel of its choice, reasonably approved by Sellers, such approval not to be unreasonably withheld, but at Sellers' expense, to assume and control the defense of such action. Neither Sellers, on the one hand, nor any Buyer Indemnitee, on the other hand, shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of such Buyer Indemnitee or the Sellers as the case may be, which consent shall not be unreasonably withheld and provided further if Buyer unreasonably refuses to approve any settlement which involves only the payment of money, Buyer shall be solely responsible for Losses in excess of those which would have been incurred had such claim been settled on the terms acceptable to Sellers.

          (d) Notwithstanding any other provision of this Agreement, Buyer Indemnitees shall not be entitled to indemnification from Sellers for any matter which is covered by the Environmental Insurance Policy (or if such policy is terminated and no substantially similar replacement coverage obtained, then to the extent such matter would have been so covered), provided that in the event that Sellers would otherwise be liable to Buyer hereunder for any matter covered by such policy, Sellers shall bear one-half of any retention or deductible under such policy up to a maximum liability of $125,000 ("Seller's Share of Retention"). Buyer shall pay the balance of such retention ("Buyer's Share of Retention"). Seller's Share of Retention shall not be subject to the Threshold. Buyer's Share of Retention, to the extent Sellers would otherwise be liable to Buyer hereunder, shall count toward satisfying such Threshold. To the extent that Sellers would


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

otherwise have an indemnification liability to Buyer
Indemnitees hereunder, and such liability is not covered by the Environmental Insurance Policy, the Threshold and Maximum shall apply to such liability. The time limit of April 30, 2001 set forth in SECTION 7.3 shall apply to any and all matters under this Article VII, including without limitation a claim for a breach of SECTION 2.16, whether or not covered by the Environmental Insurance Policy. Buyer agrees to use its best efforts to recover any amounts against the insurer under the Environmental Insurance Policy and to exhaust such policy prior to making any claim hereunder against Sellers.


SECTION 7.1(e)

     (e) Sellers shall indemnify Buyer against, and hold Buyer and its Affiliates, including the Company, harmless from, any federal income tax liability of the Company attributable to the Net Recognized Built-in Gains incurred as a result of the Election.

     Any amount of indemnification due Buyer pursuant to this Section 7.1(e) shall be reduced by Buyer's obligation to pay up to $1,000,000 of any Assumed Tax Liability pursuant to Section 1.2(c). For Tax purposes, Sellers and Buyer shall treat this indemnification as a reduction in Base Consideration and reflect such reduction in Base Consideration in the Allocations and on all federal, state, foreign and local Tax returns and forms.

     Sellers shall have sole and absolute control, discretion and authority over the defense, settlement or compromise of any federal, state, foreign or local Tax audit, Tax litigation, or Tax proceeding of any nature of any tax year of the Company ending on or before the date of Closing. Without limiting the foregoing, Buyer shall and shall cause the Company to (i) execute such powers of attorney or other documents necessary to authorize Sellers to exercise the authority granted in the foregoing sentence and (ii) give Sellers notice of, and allow Sellers to control all conferences and discussions with the IRS, related to, or requested by Buyer or Sellers in
connection with, any claim for indemnification under this Section.    Buyer
shall promptly provide Sellers with copies of all notices, correspondence and other written, documents, books, records, including but not limited to, Tax returns, records, documentation, magnetic media and any other information related to, or requested by Sellers, in connection with, any claim for indemnification under this Section.

     Sellers shall (i) allow Buyer, at its expense, to be present at any such conferences or discussions with the IRS and (ii) provide Buyer with copies of all notices, correspondence and other written documents, books and records, including but not limited to Tax returns, records, documentation, magnetic media and any other information related to, or requested by Buyer, in connection with any claim for indemnification under this Section.

     The right to indemnification provided under this Section 7.1(e), (i) shall expire when the Company's federal income tax return for the year ending on the Closing Date is no longer subject to audit or review and (ii) shall not be subject to the Threshold or the Maximum limitations in Section 7.1(b).

"NET RECOGNIZED BUILT-IN GAINS" - SHALL HAVE THE MEANING SET FORTH IN SECTION 1374(d)(2) OF THE CODE.

SECTION 7.1(f)

     (f) Sellers shall indemnify Buyer and its Affiliates, including Company, against, and hold each of them harmless from, any Tax liability of the Company attributable to any period ending on or prior to the [CLOSING DATE].

     Seller's indemnification obligations under this Section 7.1(f) shall not be reduced by Buyer's obligation to pay any Assumed Tax Liability pursuant to
Section 1.2(c) or obligations to Sellers under Section 7.1(e). For Tax purposes, Sellers and Buyer shall treat any indemnification pursuant to this Section 7.1(f) as a reduction in Base Consideration and reflect such reduction in Base Consideration in the Allocations and on all federal, state, foreign and local Tax returns and forms.

     Sellers shall have sole and absolute control, discretion and authority over the defense, settlement or compromise of any federal, state, foreign or local Tax audit, Tax litigation, or Tax proceeding of any nature of any tax year of the Company ending on or before the date of [CLOSING]. Without limiting the foregoing, Buyer shall and shall cause the Company to (i) execute such powers of attorney or other documents necessary to authorize Sellers to exercise the authority granted in the foregoing sentence and (ii) give Sellers notice of, and allow Sellers to control all conferences and discussions with the IRS, related to, or requested by Buyer or Sellers in connection with, any claim for
indemnification under this Section.    Buyer shall promptly provide Sellers with
copies of all notices, correspondence and other written, documents, books, records, including but not limited to, Tax returns, records, documentation, magnetic media and any other information related to, or requested by Sellers, in connection with, any claim for indemnification under this Section.

     Sellers shall (i) allow Buyer, at its expense, to be present at any such conferences or discussions with the IRS and (ii) provide Buyer with copies of all notices, correspondence and other written documents, books and records, including but not limited to Tax returns, records, documentation, magnetic media and any other information related to, or requested by Buyer, in connection with any claim for indemnification under this Section.

     The right to indemnification provided under this SECTION 7.1(f), (i) shall expire when all of the Company's Tax returns for the years or other periods ending on the [CLOSING DATE] are no longer subject to audit or review and (ii) shall not be subject to the Threshold or Maximum limitations set forth elsewhere in this Agreement.

     Sellers shall be entitled to any refund, credit, deduction, claim or other tax benefit ("Tax Benefit") relating to any period(s) ending on or before the [CLOSING DATE]. Buyer shall take all reasonable action, including notifying Sellers of any such Tax Benefit, reasonably necessary to provide Sellers the economic value of any such Tax Benefit.

SECTION 7.1(g)

     (g) Buyer shall indemnify Sellers against, and hold Sellers harmless from, any Tax liability of the Company attributable to any period after the Closing Date, provided that to the extent of the Election and the matters referred to in
Section 7.1(e), Buyer shall not indemnify or pay any amount pursuant to this
Section 7.1(g) and such matters shall be governed exclusively by Sections 1.2(c) and 7.1(e), respectively.

     Buyer shall have sole and absolute control, discretion and authority over the defense, settlement or compromise of any federal, state, foreign or local Tax audit, Tax litigation, or Tax proceeding of any nature which is subject to indemnification by Buyer under this Section 7.1(g). Without limiting the foregoing, Sellers shall (i) execute such powers of attorney or other documents necessary to authorize Buyer to exercise the authority granted in the foregoing sentence and (ii) give Buyer notice of, and allow Buyer to control all conferences and discussions with the IRS, related to, or requested by Buyer or Sellers in connection with, Sellers shall promptly provide Buyer with copies of all notices, correspondence and other written, documents, books, records, including but not limited to, Tax returns, records, documentation, magnetic media and any other information related to, or requested by Buyer, in connection with, any claim for indemnification under this SECTION 7.1(g).

     Buyer shall (i) allow Sellers, at their expense, to be present at any such conferences or discussions with the IRS and (ii) provide Sellers with copies of all notices, correspondence and other written documents, books and records, including but not limited to Tax returns, records, documentation, magnetic media and any other information related to, or requested by Seller, in connection with any claim for indemnification under this
SECTION 7.1(g).

     7.2  INDEMNIFICATION BY BUYER.

          (a) Buyer shall indemnify Sellers against, and hold Sellers harmless from, any and all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by or sought to be imposed upon, Sellers resulting from, related to or arising out of any (i) inaccuracy in or breach of any of the representations or warranties or (ii) breach or default in the performance of any covenants made by Buyer in or pursuant to this Agreement or in any agreement, document or instrument attached hereto.

          (b) Buyer shall indemnify Sellers from all Losses arising from or in connection with activities of the Company after the Closing, except to the extent Sellers have expressly assumed liability for such Losses under this Agreement, including the provisions of SECTION 7.1 (but without reference to the Threshold).

          (c) Sellers shall promptly give written notice to Buyer of the assertion by any Person of any claim, action, suit or proceeding with respect to which Buyer is obligated to provide indemnification hereunder, together with reasonably available supporting and related information regarding such claim; PROVIDED, HOWEVER, that the rights of Sellers to be indemnified hereunder shall only be affected by the failure to give such notice or provide information if and to the extent such failure prejudices Buyer in the defense of such third party claim. Within 20 days after the receipt of written notice of a claim by Sellers hereunder, Buyer shall send Sellers a written notice stating whether it agrees or disagrees with Sellers' claim. Buyer shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against Sellers that is subject to indemnification by Buyer hereunder, and the cost and expense thereof shall be subject to the indemnification obligations of Buyer hereunder; PROVIDED, that Sellers shall have the right and option to participate in, but not control, the defense of such action at their own expense; and PROVIDED, FURTHER, that (i) if Buyer elects not to defend any such action or (ii) if Sellers shall have defenses not available to Buyer and if counsel to Sellers approved by Buyer, such approval not to be unreasonably withheld, shall in a written opinion advise that common representation would result in a conflict of interest or that the Seller Indemnitee has interests that are materially different from Buyer and materially adverse to Sellers' interests, then Sellers shall be entitled, at their option through one counsel of their choice, approved by Buyer, such approval not to be unreasonably withheld, but at Buyer's expense, to assume and control the defense of such action. Neither Sellers, on one hand, nor Buyer, on the other hand, shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of Sellers or Buyer, as the case may be, which consent shall not be unreasonably withheld and provided further if Sellers unreasonably refuse to approve any settlement which involves only the payment of money, Sellers shall be solely responsible for Losses in excess of those which would have been incurred had such claim been settled on the terms acceptable to Buyer.

     7.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; RELIANCE.

          (a) All representations and warranties contained herein or made pursuant hereto by Sellers shall survive the Closing hereunder until April 30, 2001, except that the representations and warranties (i) in SECTION 2.4 (Capitalization; No Subsidiaries) shall survive without limit, and (ii) in
SECTION 2.17 (Taxes) shall survive the Closing until the expiration of the applicable statute of limitations. The expiration of any representation and warranty shall not affect any claim for indemnification made prior to the date of such expiration and shall not enable Sellers to avoid completing actions required by reason of notices given prior to such expiration. The representations and warranties of Buyer shall survive the Closing until expiration of the applicable statute of limitations.

          (b) The representations and warranties made by any party in any agreement, certificate, schedule or exhibit attached hereto and/or expressly required hereby shall constitute representations and warranties under this Agreement.

          (c) The covenants and agreements of the parties hereto shall survive the closing, provided that the covenants in SECTION 7.1(E), SECTION 7.1(F) and
SECTION 7.1(G) shall survive the closing only for the time periods stated therein.

     7.4  PAYMENTS FROM ESCROW.

          (a)  If the Closing occurs, any amount due from Sellers pursuant to
SECTION 7.1 or SECTION 7.3 shall be claimed by Buyer pursuant to the Indemnification Escrow Agreement, and the amounts held in escrow pursuant thereto shall be the exclusive source of indemnification except for (i) any claims for breaches of SECTIONS 2.4 (Capitalization) or 2.17 (Taxes), (ii) any liability for indemnification arising out of defects in Sellers' title to the shares sold or Sellers' ability to convey marketable title thereto and (iii) any claims pursuant to SECTION 7.1(e) or 7.1(f).

          (b) On April 30, 2001, subject to the provisions of the Indemnification Escrow Agreement, any amounts held in the Indemnification Escrow, together with any earnings or interest thereon, shall be immediately released to Sellers.

     7.5  EFFECT OF INSURANCE PROCEEDS ON INDEMNIFICATION CLAIMS.

          Any amount which shall become due Buyer from Sellers under SECTION 7.1 hereof, shall be after taken into account and reducing any claim hereunder by the proceeds of any recovery under any policy of insurance or proceeds received from any third party by virtue of subrogation or otherwise.

     7.6  SET-OFF.

          With respect to any amounts due Sellers (OR ANY OF THEIR AFFILIATES) by Buyer under this Agreement, including without limitation SECTIONS 1.5 and 7.2 hereof, (but excluding amounts due under the employment agreements between Buyer and Purkrabek and Knust, respectively), or otherwise, such amounts shall be subject to a right of set-off or deduction only to the extent of an amount that has been finally determined, whether by a final non-appealable judgment, arbitration award or agreement of the parties, to be due Buyer from Sellers (or any of their Affiliates) and Buyer hereby waives any right of set off or deduction except as expressly provided herein.

                                    ARTICLE VIII

                                   MISCELLANEOUS

     8.1  FURTHER ACTIONS.

          From time to time, as and when requested by Buyer, Sellers, K.P. Properties, and Purkrabek and Knust, as appropriate, shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as Buyer may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, provided that such actions shall be at the expense of Buyer, to transfer, assign and deliver to Buyer effective as of the Closing, and its successors and assigns, the Shares and/or the Related Assets (or to evidence the foregoing) and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

     8.2  EXPENSES.

          Except as otherwise specifically provided herein, including Article VI hereof, Sellers and Buyer shall each bear their own legal fees and other fees, costs and expenses with respect to the negotiation, execution and delivery of this Agreement and the consummation of the transactions hereunder.

     8.3  ENTIRE AGREEMENT.

          This Agreement, which includes the Appendices, the Schedules and the Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to this Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersede all prior arrangements or understandings with respect thereto.

     8.4  DESCRIPTIVE HEADINGS.

          The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     8.5  NOTICES.

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with a nationally recognized courier, or (d) via facsimile confirmed in writing in any of the foregoing manners, as follows:


If to Sellers:        David G. Knust
                      8340 Caroline's Trail
                      Cincinnati, Ohio 45242

                      Susan L. Purkrabek
                      8340 Caroline's Trail
                      Cincinnati, Ohio 45242

with a copy to:       Dinsmore & Shohl
                      Attention: Paul A. Ose
                      1900 Chemed Center
                      255 East Fifth Street
                      Cincinnati, Ohio 45202
                      Facsimile: 513-977-8141

If to Company:        Precision Packaging and Services, Inc.
                      Attention:  Susan L. Purkrabek
                      8340 Caroline's Trail
                      Cincinnati, Ohio 45242

with a copy to:       Dinsmore & Shohl
                      Attention: Paul A. Ose
                      1900 Chemed Center
                      255 East Fifth Street
                      Cincinnati, Ohio 45202
                      Facsimile: 513-977-8141

If to Buyer:          Outsourcing Services Group, Inc.
                      Attention:  Chief Financial Officer
                      11 King Street
                      Port Jervis, NY 12271
                      Facsimile: 212-656-1586

with a copy to:       Paul, Hastings, Janofsky & Walker LLP
                      Attention:  Peter J. Tennyson
                      695 Town Center Drive, 17th Floor
                      Costa Mesa, California  92626-1924
                      Facsimile:  714 979-1921

If sent by mail, notice shall be considered delivered five (5) business days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof. Any party may by notice to the other parties change the address to which notice or other communications to it are to be delivered or mailed.

     8.6  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (other than the choice of law principles thereof). Any action, suit or other proceeding initiated by Sellers or Buyer against any other party under or in connection with this Agreement shall be brought only in any federal or state court in the State of Ohio, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. Sellers and Buyer hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     8.7  ASSIGNABILITY.

          (a) Except as provided in SECTION 8.7, this Agreement shall not be assignable by any party without the written consent of the other parties and any such purported assignment by any party without such consent shall be void.

          (b) Sellers may transfer or assign their Shares (and the rights related thereto) to any family members, any trust set up for any family members or for estate planning; PROVIDED that the transferee agrees to become a party to and become subject to the terms of this Agreement pursuant to an agreement approved by the Buyer; and PROVIDED FURTHER that the transferring Seller agrees to remain liable for its indemnity obligations pursuant to the terms of this Agreement.

          (c) Buyer may assign any or all rights of Buyer hereunder to receive the performance of the obligations of Seller hereunder and the rights to assert claims against Sellers in respect of any breach of any representations, warranties, or covenants of Seller hereunder to (i) a direct or indirect wholly-owned subsidiary or affiliate of Buyer or (ii) a bank, insurance company or other financial institution providing financing or extending credit to Buyer in connection with the transactions contemplated hereby, provided that (i) no such assignment shall relieve Buyer of its obligations hereunder and (ii) any such assignee shall take such rights subject to any defenses, counterclaims, rights of set-off and all other rights to which Sellers are entitled hereunder.

          (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     8.8  WAIVERS AND AMENDMENTS.

          Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     8.9  THIRD PARTY RIGHTS.

          Notwithstanding any other provision of this Agreement, and except as expressly provided in Article 7 hereof with respect to Buyer Indemnitees, this Agreement shall not create benefits on behalf of any shareholder or employee of Buyer or employee of the Company, or any other Person (including without limitation any broker or finder), except for the Sellers or Buyer themselves and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

     8.10 PUBLIC ANNOUNCEMENTS.

          Buyer and Sellers will consult with each other and mutually approve in writing any press release or other public statements or public filings with respect to the transactions contemplated by this Agreement, and neither Buyer nor Sellers shall issue any such press release or make any such public statement or public filings without the prior written approval of the other parties both as to the making of such release or statement and as to the form and content thereof, except to the extent that such party is advised by counsel, in good faith, that such release or statement or filing is required as a matter of law (a "Required Release"); and as to such Required Releases, Buyer and Sellers shall each give the other, to the extent practicable, at least three (3) business days advance notice of such Required Releases and the opportunity to provide comments to the other party prior to issuing any such Required Release.

     8.11 COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be treated as if they were originals.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                         "Buyer"

                         OUTSOURCING SERVICES GROUP, INC.
                         a Delaware corporation

                         By: /s/ Chris Denney
                            ------------------------------------

                         Name:   Chris Denney
                              ----------------------------------

                         Title:  CEO
                               ---------------------------------

                         "Company"

                         PRECISION PACKAGING AND SERVICES, INC.,
                         an Ohio corporation

                         By: /s/ Susan L. Purkrabek, Pres
                            ------------------------------------

                         Name:  Susan L. Purkrabek
                              ----------------------------------

                         Title:  President
                               ---------------------------------


                         "Sellers"

                         THE DAVID G. KNUST SMALL BUSINESS
                         TRUST

                         /s/ David G. Knust, Trustee
                         ---------------------------------------
                         DAVID G. KNUST, TRUSTEE


                         THE SUSAN L. PURKRABEK SMALL BUSINESS
                         TRUST

                         /s/ Susan L. Purkrabek, trustee
                         ---------------------------------------
                         SUSAN L. PURKRABEK, TRUSTEE

                         /s/ David G. Knust
                         ---------------------------------------
                         DAVID G. KNUST, individually

                         /s/ Susan L. Purkrabek
                         ---------------------------------------
                         SUSAN L. PURKRABEK, individually


                         K.P. PROPERTIES
                         an Ohio general partnership


                         By: /s/ Susan L. Purkrabek, general partner
                            ------------------------------------

                         Title:    General Partner

                                      APPENDIX A

"ADJUSTED EBITDA" - EBITDA adjusted to determine earnings before interest, taxes, depreciation and amortization determined, except as expressly provided otherwise herein, on the same basis used by the Company in preparing the audited income statement as audited by Deloitte & Touche for the Company for the 12 months ended December 31, 1998, a copy of which is attached hereto as EXHIBIT 1.5(c)(B), and without limiting the foregoing, "Adjusted EBITDA" shall be (i) increased for the fiscal year ended December 31, 1999 by any amount actually paid to Sellers for rent expense allocable to the Related Assets and (ii) decreased for the fiscal year ended December 31, 1999 and 2000 by an amount equal to the difference between $345,000 and actual annual officers' and management compensation, including Knust's and Purkrabek's compensation.

"ASSUMED TAX LIABILITY" - any federal, state and local income tax liabilities and obligations of the Company and Sellers, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued and whether due or to become due, that may arise because the Company is deemed to be transferring its assets pursuant to an election under Section 338(h)(10) of the Code, including but not limited to the matters referred to in
SECTION 7.1(e). The Assumed Tax Liability shall not include any amount representing the time value of money because of the inability of the Company or Sellers to use the installment method of reporting under Section 453 of the Code.

"BASE CONSIDERATION" - [$42,133,000], plus (i) the Cash on hand in the Company at Closing and less the amount of any Funded Debt of the Company at Closing and plus (ii) the amount of capital expenditures of K.P. Properties and the Company from January 29, 2000 through February 26, 2000.

"CASH" - cash on hand and in bank accounts; to compute cash, all checks written but not cleared as of the Effective Date shall be subtracted from the balances of the Company's bank accounts and all checks received as of the close of business on the business day prior to the Effective Date shall be added to such balances. Amounts on deposit in money market funds or investment accounts shall be valued at their closing value on the business day prior to the Effective Date.

"EBITDA" - earnings before interest, taxes depreciation, and amortization determined in accordance with generally accepted accounting principles ("GAAP"), applied consistently on the same basis as the audited statements as audited by Deloitte & Touche for the year ended December 31, 1998, (A) without subtracting or adding items on a duplicative basis, excluding (i) any extraordinary items as defined or explained in the FASB "current text" Accounting Standards, (ii) any capital lease obligations or payments thereunder, (iii) any capital gains or losses, (iv) any gains or losses arising from prior period adjustments, (v) any gains or losses from sales and leaseback transactions, (vi) the costs and expenses of any party in consummating the transactions contemplated hereby, including without limitation prior periods audit expense, (vii) any acquisition costs for any business(es), assets or line of business added by Buyer, the Company or any affiliate during the period from the Closing Date through December 31, 2000, and (viii) the effect of any change in accounting principles or policies from those used to prepare the Company's audited financial statements for the year ended December 31, 1998 and, further, (B), in computing EBITDA for the year 2000, the parties shall, without subtracting or adding items on a duplicative basis, exclude or disregard (i) the compensation

(wages, salary, commission, fees or other remuneration , including but not limited to health, welfare, pension, bonus, insurance, retiree benefits, self-insurance and other benefits), of any person (xx) who serves in a position not existing at the Company at the time of Closing (yy) or who is not located substantially full-time at the Company's existing facility in Cincinnati, Ohio, provided that the exclusion of clause (xx) shall not apply to (u) the compensation of any person hired to replace a person in an established position which is, at Closing or hereafter becomes vacant, (v) the compensation of persons hired into or promoted into new positions with the written agreement of Sellers, which consent refers to this Agreement, (w) hourly temporary or contract labor on operating lines, (x) increased compensation due Nucite Sales as a result of increased sales volume in accordance with the existing terms of the Company's arrangement with Nucite Sales or (y) up to $345,000 in management compensation to persons other than Sellers, which number shall be prorated by taking the actual number of days of Buyer's ownership of the Company during calendar 2000 after the date of Closing divided by 365 and multiplying such fraction by $345,000; (ii) any increase in sales or marketing expense except for any increase in commissions due Nucite Sales under arrangements existing on December 1, 1999 due solely to increased sales volume in accordance with the existing terms of such arrangements, (iii) any charge for any goods or services provided by Buyer or any Affiliates which exceeds the costs which are available for comparable goods or services from third parties in an arms-length transaction, (iv) any fees or costs in connection with an audit of the Company's financial statements for the fiscal year ended December 31, 2000, the FYE 2000 Report, the calculation of any Contingent Consideration hereunder or the costs and expenses of the resolution of any dispute with regard to the foregoing, and
(v) any other charge or expense resulting from a material change in operations from the prior operations of the Company by Sellers, (vi) any allocation of corporate overhead or other costs, direct or indirect from Buyer or any other corporation or entity, whether or not affiliated with Buyer or any other subsidiary or Affiliate of Buyer (but this exclusion shall not apply to eliminate any overhead component of an invoice from a third-party vendor), (vii) any equipment lease obligations initiated in calendar 2000 in excess of $25,000 unless Sellers agree to such lease obligations in a written agreement referring to this Agreement, (viii) any claims or the effect thereof to the extent Buyer has received indemnification pursuant to Article VII hereof, (xi) any intercompany or Affiliate fee or charge for allocation of corporate services provided by an entity other than the Company, including but not limited to management or service fees, (but including third party fees for services to the Company, provided the Company received services of such type in the past and such service costs and expenses do not exceed the historical costs and expenses of the prior services by more than 5%), (x) the effects, if any, of the Code
Section 338(h)(10) election, direct or indirect, if any, upon EBITDA, including but not limited to any goodwill arising from the transactions contemplated hereby, (xi) any casualty losses, and (xii) any increase in salaries or total compensation, including benefits, of employees in excess of 5% on an annualized basis, individually, or in the aggregate, unless mutually agreed upon by Sellers and Buyer in a written agreement referring to this Agreement.

"EFFECTIVE DATE WORKING CAPITAL" - Working Capital as of the Effective Date Date, determined consistently with Reference Working Capital.

"EFFECTIVE DATE" - February 26, 2000
"CODE" - the Internal Revenue Code, as amended.

"ELECTION" - any election under Section 338(h)(10) of the Code and any corresponding elections under state, local or foreign tax laws with respect to the purchase and sale of the Shares.

"ENCUMBRANCES" - any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and, with respect to capital stock, any option or other right to purchase or any restriction on voting or other rights.

"ENVIRONMENTAL LAW" - all laws, federal, state or local, including statutes, regulations, rules, ordinances and orders which purport to regulate the Release of Hazardous Materials to the environment, or impose requirements relating to environmental management, reporting or protection or public or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Section 11001 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq., the Federal Insecticide, Fungicide & Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq., and all corresponding environmental laws, regulations and ordinances adopted by and promulgated by the State of Ohio and any municipality in the State of Ohio.

"FUNDED DEBT" - funded debt, if any of the Company, including any capital leases, but specifically excluding the real property and equipment leases from Sellers to the Company which are listed on the Disclosure Schedule or released and terminated as of the Closing.

"HAZARDOUS MATERIAL(S)" - any substance, material or waste that is (i) defined as a hazardous substance, hazardous material, hazardous waste, pollutant, contaminant or words of similar import under any Environmental Law, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof,
(iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant, or (iv) regulated pursuant to any Environmental Law.

"KNOWLEDGE" - the actual knowledge (without a duty of independent inquiry of any of the following: Purkrabek and Knust and all of the people having the title of the production manager, materials manager, accounting manager, wholesale manager, maintenance manager and quality assurance manager.

"PERMITTED ENCUMBRANCES" - 1) all matters disclosed or referred to in any title commitment or title policy and any survey obtained by Buyer, 2) liens for taxes and assessments not yet due and payable, 3) rights to statutory or common law liens with respect to matters not in dispute and to which no amount is in default, 4) easements and restrictions which do not materially affect or impair the continued operation of the business of the Company or ingress and egress to the properties of the Company, and 5) zoning and use restrictions of record.

"PERSON" - an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

"PERSONAL PROPERTY" - the personal property leased by Purkrabek and Knust to the Company and listed on Exhibit 1.3(b) to the Agreement.

"REAL PROPERTY" - the real property owned by K.P. Properties and more particularly described in Exhibit 1.3(a) to the Agreement.

"RELATED ASSETS" - the Real Property and Personal Property.

"RELEASE" - any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including those occurring through disposal of containers.

"SHARES" - all of the issued and outstanding shares of capital stock of the Company, which are comprised of 383 shares of common stock owned by Purkrabek SBT and 367 shares of common stock owned by Knust SBT.

"TAX" - any and all license and registration fees, taxes (including, without limitation, income, minimum or alternative minimum tax, gross receipts, ad valorem, value added, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, payroll, franchise, transfer, fuel, excess profits, occupational, interest equalization and other taxes), levies, imposts, duties, or withholdings of any nature whatsoever, imposed by any Governmental Entity, together with any and all penalties, fines, additions to tax and interest thereon.

"WORKING CAPITAL" - current assets (excluding cash) minus current liabilities (excluding funded debt) of the Company, calculated on a consistent and comparable basis with working capital as determined in calculating Reference Working Capital as of May 31, 1999, which calculation of Reference Working Capital is attached to the Agreement as Exhibit 1.5(a), but excluding any adjustment for any debts, liabilities or expenses paid to K.P. Properties and/or Purkrabek and Knust pursuant to Section 1.7(e)(iii).

                            Terms Defined in the Agreement


---------------------------------------------------------------------------
                   TERM                            WHERE DEFINED
---------------------------------------------------------------------------
 1999 EBITDA Shortfall                                1.5(e)
---------------------------------------------------------------------------
 Act                                                    4.6
---------------------------------------------------------------------------
 Agreement                                    Introductory Paragraphs
---------------------------------------------------------------------------
 Allocations                                            4.8
---------------------------------------------------------------------------
 Authorizations                                         2.9
---------------------------------------------------------------------------
 Business Right                                        2.13
---------------------------------------------------------------------------
 Buyer Indemnitee                                       7.1
---------------------------------------------------------------------------
 Buyer                                        Introductory Paragraphs
---------------------------------------------------------------------------
 Closing Working Capital                                1.5
---------------------------------------------------------------------------
 Closing                                                1.6
---------------------------------------------------------------------------
 Code                                                  2.14
---------------------------------------------------------------------------
 Company                                      Introductory Paragraphs
---------------------------------------------------------------------------
 Company Plan                                          2.14
---------------------------------------------------------------------------
 Contingent Consideration                             1.5(f)
---------------------------------------------------------------------------
 Defect                                                2.11
---------------------------------------------------------------------------
 Disclosure Schedule                         Introduction to Article 2
---------------------------------------------------------------------------
 EBITDA Escrow                                          1.4
---------------------------------------------------------------------------
 Encumbrances (also defined in Appendix)                2.4
---------------------------------------------------------------------------
 Environmental Report                                  2.16
---------------------------------------------------------------------------
 ERISA                                                 2.14
---------------------------------------------------------------------------
 Escrow Agent                                           1.4
---------------------------------------------------------------------------
 Financial Statements                                   2.5
---------------------------------------------------------------------------
 FYE 2000 Report                                      1.5(d)
---------------------------------------------------------------------------
 FYE 1999                                             1.5(d)
---------------------------------------------------------------------------
 FYE 1999 Report                                      1.5(d)
---------------------------------------------------------------------------


                                          80



 FYE 2000                                             1.5(d)
---------------------------------------------------------------------------
 Indemnification Escrow                                 1.4
---------------------------------------------------------------------------
 Inventory                                             2.21
---------------------------------------------------------------------------
 K.P. Properties                              Introductory Paragraphs
---------------------------------------------------------------------------
 Knust                                        Introductory Paragraphs
---------------------------------------------------------------------------
 Losses                                                 7.1
---------------------------------------------------------------------------
 Maximum                                                7.1
---------------------------------------------------------------------------
 Monthly Financials                                     4.2
---------------------------------------------------------------------------
 Multi-employer Plan                                   2.14
---------------------------------------------------------------------------
 Person                                                 2.3
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 Product                                               2.11
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 Projections                                          1.5(j)
---------------------------------------------------------------------------
 Properties                                             2.7
---------------------------------------------------------------------------
 Purkrabek                                    Introductory Paragraphs
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 Qualified Plan                                        2.14
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 Reference Working Capital                              1.5
---------------------------------------------------------------------------
 Sellers                                      Introductory Paragraphs
---------------------------------------------------------------------------
 Shares                                       Introductory Paragraphs
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 Threshold                                              7.1
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 Triggering Event                                     1.5(j)
---------------------------------------------------------------------------
 Trusts                                       Introductory Paragraphs
---------------------------------------------------------------------------
 Working Capital Escrow                                 1.4
---------------------------------------------------------------------------


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